UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A
(RULE 14A-101)

_________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Legacy Education Alliance, Inc.

(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Legacy Education Alliance, Inc.
1490 N.E. Pine Island Road, Suite 5D
Cape Coral, Florida 33909

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2021

To Our Stockholders:

We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Legacy Education Alliance, Inc. (the “Company”), which will be held at the RFA Business Data Center, 2 Manhattanville Rd., Purchase, NY 10577 on Friday, July 2, 2021 at 9:00 a.m. Eastern Daylight Time. During the Annual Meeting, stockholders will be asked to:

1.      elect the individuals that have been nominated by the Nominating and Corporate Governance Committee of our Board of Directors to serve on our Board of Directors, subject to the provisions of our Bylaws, until our next Annual Meeting or until their respective successors are duly elected or their earlier resignation, death, or removal;

2.      ratify the appointment of MaloneBailey LLP as our independent registered public accounting firm for our 2021 fiscal year ending December 31, 2021;

3.      approve the 2021 Incentive Plan, which provides that our Board of Directors may grant equity based incentive awards to certain persons;

4.      approve the Spin Off Transaction:

5.      approve the 20% Issuance Proposal;

6.      approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Spin Off Transaction Proposal and/or the 20% Issuance Proposal; and

7.      transact such other business properly brought before the Annual Meeting or any adjournment thereto.

The following pages include a formal notice of the meeting and our Proxy Statement. The Proxy Statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting.

It is important that your shares be represented at our Annual Meeting regardless of whether you plan to attend the meeting virtually in person. Please vote your shares as soon as possible using the options available to you as described in our Proxy Statement.

Our Board of Directors fixed the close of business on May 5, 2021 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A list of such stockholders will be open to examination by any stockholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during ordinary business hours at our executive offices located at 1490 N.E. Pine Island Road, Suite 5D, Cape Coral, Florida, 33909. We will mail a copy of our Proxy Materials and our 2020 Annual Report on or about June 2, 2021.

On behalf of management and the board of directors, we thank you for your continued interest in Legacy Education Alliance, Inc.

Sincerely,
Michel Botbol
Chairman of the Board of Directors and CEO
Cape Coral, Florida

“Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on July 2, 2021 at 9:00 a.m. EDT. This Proxy Statement, and Annual Report on Form 10-K are available free of charge under the “Investors” link at www.legacyeducationalliance.com.”

PROXY SUMMARY

This summary contains highlights of important information you will find elsewhere in our Proxy Statement and is qualified in its entirety by the more detailed information included elsewhere in our Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before voting.

In this Proxy Statement, references to the “Company,” “LEAI,” “we,” “our” or “us” are to Legacy Education Alliance, Inc., a Nevada corporation (“Legacy”), which was formerly known as Priced In Corp., and, unless the context otherwise requires, together with its wholly-owned subsidiary, Legacy Educational Alliance Holdings, Inc., a Colorado corporation (“Legacy Holdings”), other operating subsidiaries and any predecessor of Legacy Holdings, including Tigrent Inc., a Colorado corporation.

ANNUAL MEETING INFORMATION

Time and Date:	Friday, July 2, 2021at 9:00 a.m. Eastern Daylight Time
Location:	RFA Business Data Center, 2 Manhattanville Rd., Purchase, NY 10577
Record Date:	May 5, 2021
Voting:

Each share of our Common Stock outstanding at the close of business on May 5, 2021 has one vote on each matter that is properly submitted for a vote at the 2021 Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares of the company’s common stock that you own, please cast your vote, at your earliest convenience, as instructed in the Proxy Card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to attend. You may submit your vote by the Internet, telephone, mail or during the Annual Meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and Proxy tabulation costs. We encourage all holders of record to vote in accordance with the instruction on the Proxy Card and/or voting instruction form prior to the Annual Meeting even if they plan on attending the meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to attend. You may vote using the following methods:

Prior to the Annual Meeting, visit the website listed on your Proxy Card/voting instruction form to vote via the Internet.
Sign, date and return your Proxy Card/voting instruction form to vote by mail.
Call the telephone number on your Proxy Card/voting instruction form to vote by telephone.

AGENDA AND VOTING RECOMMENDATION

During the Annual Meeting, stockholders will be asked to:

1.      elect the individuals that have been nominated by the Nominating and Corporate Governance Committee of our Board of Directors to serve on our Board of Directors, subject to the provisions of our Bylaws, until our next Annual Meeting or until their respective successors are duly elected or their earlier resignation, death, or removal;

2.      ratify the appointment of MaloneBailey LLP as our independent registered public accounting firm for our 2021 fiscal year ending December 31, 2021;

3.      approve the 2021 Incentive Plan, which provides that our Board of Directors may grant equity based incentive awards to certain persons;

4.      approve the Spin Off Transaction;

5.      approve the 20% Issuance Proposal; and

6.      approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Spin-Off Transaction Proposal and/or the 20% Issuance Proposal; and

7.      transact such other business properly brought before the Annual Meeting or any adjournment thereof.

PROXY STATEMENT

i

PROXY STATEMENT

“Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on July 2, 2021. This Proxy Statement, and Annual Report on Form 10-K are available free of charge under the “Investors” link at www.legacyeducationalliance.com.”

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2021 Annual Meeting of Stockholders. This Proxy Statement is being made available to our stockholders on or about June 2, 2021. In this Proxy Statement, references to the “Company,” “we,” “our” or “us” are to Legacy Education Alliance, Inc., a Nevada corporation (“Legacy”), which was formerly known as Priced In Corp., and, unless the context otherwise requires, together with its wholly-owned subsidiary, Legacy Educational Alliance Holdings, Inc., a Colorado corporation (“Legacy Holdings”), other operating subsidiaries and any predecessor of Legacy Holdings, including Tigrent Inc., a Colorado corporation.

I.     ANNUAL MEETING INFORMATION

When and where is the Annual Meeting?

We will hold the annual meeting on Friday, July 2, 2021 at 9:00 a.m. Eastern Daylight Time at the RFA Business Data Center, 2 Manhattanville Rd., Purchase, NY 10577

What is the admissions process?

Only record or beneficial owners of our Common Stock, par value $0.0001 per share (our “Common Stock”) as of the Record Date, as defined below, or their proxies, may attend the annual meeting in person. When you arrive at the annual meeting, you must present personal identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

What am I voting on?

At the Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below:

Proposal	Board Recommendation

1.      To elect the individuals who have been nominated by our Nominating and Corporate Governance Committee to serve on our Board of Directors, subject to the provisions of our Bylaws, until the next Annual Meeting or until their respective successors are duly elected or their earlier resignation, death, or removal;

FOR each Director Nominee
2. To ratify the appointment of MaloneBailey LLP as our independent registered public accounting firm for our 2021 fiscal year ending December 31, 2021;	FOR
3. To approve the 2021 Incentive Plan, which provides that our Board of Directors may grant equity based incentive awards to certain persons;	FOR
4. To approve the Spin Off Transaction;	FOR
5. To approve issuance of 20% or more of Common Stock to Legacy Tech Partners, LLC (the “20% Issuance’”); and	FOR

6.     To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Spin Off Transaction and/or the 20% Issuance Proposal.

FOR

How many votes are needed to elect Directors?

Our Bylaws provide for the election of Directors by a plurality vote. On May 3, 2021, the Board of Directors set the number of directors at Four (4). This means that the four nominees receiving the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for a particular nominee or nominees or for all nominees. Unless you mark “WITHHOLD AUTHORITY” to withhold your vote for a particular nominee or all nominees, your Proxy will be voted FOR each of the director nominees names in this Proxy Statement.

How many votes are needed to approve the other proposals?

Each of our proposals will be considered separately. The proposal to ratify the appointment of MaloneBailey LLP as our independent auditors, to approve the 2021 Incentive Plan must, to approve the Spin Off Transaction Proposal, to approve the 20% Issuance Proposal, and to approve the adjournment of the meeting to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Spin Off Transaction Proposal and/or the 20% Issuance Proposal must receive the “FOR” vote of a majority of the shares present at the meeting in person or by Proxy. You may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as shares present at the Annual Meeting. Broker non-votes will be counted in determining the results of the vote on the proposal to ratify MaloneBailey as the Company’s independent auditor for 2021 and will be counted as present at the annual meeting for purposes of determining a quorum.

Who are Record and Beneficial Owners?

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, to be a stockholder of record, and our annual meeting materials are being sent to you directly by us. As the stockholder of record, you have the right to grant your voting Proxy or to attend the meeting and vote your shares. If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

What is the Record Date?

The Record Date for the annual meeting is May 5, 2021. Record and beneficial owners may vote all shares of our Common Stock they owned as of the close of business on that date. Each share of Common Stock entitles you to one vote on the election of each of the Directors nominated for election and one vote on each other matter voted on at the annual meeting. On the Record Date, 32,948,197 shares of Common Stock were outstanding. We need a quorum consisting of ten percent (10%) of the shares of Common Stock outstanding on the Record Date present, in person or by Proxy, to hold the annual meeting.

How do I submit voting instructions for stock held through a broker?

If you hold shares of Common Stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of Common Stock through a broker, bank or other nominee and you want to vote at the Annual Meeting, you must obtain a legal Proxy from the record holder of your shares and present it at the Annual Meeting. If you do not vote at the Annual Meeting or submit voting instructions to your broker, your broker may still be permitted to vote your shares on certain routine matters. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on each Company’s proposal to elect director(s), the broker may not exercise discretion to vote for or against such proposal. These shares will not be counted as having been voted on such proposal. With respect to the Company’s proposal to ratify the independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.

How do I submit voting instructions for stock held in my name?

If you hold shares as a record holder, you may vote by submitting a Proxy for your shares by internet, phone, mail or by voting at the annual meeting as described on the Proxy Card. Submitting your Proxy will not limit your right to vote at the annual meeting. A properly completed and submitted Proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed Proxy Card without indicating your vote, the person voting the Proxy will vote your shares according to the Board’s recommendations.

How do I revoke my Proxy?

You can revoke your Proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Legacy Education Alliance, Inc., 1490 N.E. Pine Island Road, Suite 5D, Cape Coral, Florida 33909, attention: Corporate Secretary; (2) submitting a later Proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting at the annual meeting. Attending the annual meeting does not revoke your Proxy unless you vote at the meeting.

If I plan to attend the Annual Meeting, should I still vote by Proxy?

Yes. Casting your vote in advance does not affect your right to attend the 2021 Annual Meeting or revoke or change your vote that has been indicated on your Proxy. If you send in your Proxy Card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Voting will be available at the 2021 Annual Meeting for stockholders of record.

What are the requirements to elect the director nominees and to approve each of the proposals in this Proxy Statement?

Proposal	Vote Required
1. Election of Directors	Plurality of Shares Present and Eligible to Vote
2. Ratification of Independent Registered Public Accounting Firm	Majority of Shares Present and Eligible to Vote
3. Approval of 2021 Incentive Plan	Majority of Shares Present and Eligible to Vote
4. Approval of the Spin off Transaction	Majority of Shares Present and Eligible to Vote
5. Approval of the 20% Issuance Proposal	Majority of Shares Present and Eligible to Vote
6. Approval of the Adjournment of the Annual Stockholders Meeting, if there are not sufficient votes at the time of the meeting to approve the Spin Off Transaction and/or the 20% Issuance Proposal	Majority of Shares Present and Eligible to Vote

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Are there any controlling stockholders?

As of the Record Date, there were no stockholders owning a majority of shares of the Common Stock. Your vote is important to our Board of Directors and we are providing this Proxy statement to solicit your vote.

II.     Proposal I — ELECTION OF DIRECTORS

Our Board of Directors is elected on an annual basis. The number of our directors is specified by our Bylaws as at least one. Each director who is elected will hold his or her office, subject to the provisions of our Bylaws, until his or her successor has been duly elected or appointed and qualified or their earlier resignation, death, or removal. On May 3, 2021, the Directors of the Company increased the size of the board from three (3) to four (4) directors.

Each nominee’s principal occupation and other pertinent information about the particular experience, qualifications, attributes and skills that led our Board of Directors to conclude that such person should serve as a director appears on the following pages.

Our Bylaws provide for the election of Directors by a plurality vote. The Board of Directors has set the current number of Directors of the Company at four (4). This means that the four (4) nominees receiving the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for a particular nominee or nominees or for all nominees. Unless you mark “WITHHOLD AUTHORITY” to withhold your vote for a particular nominee or all nominees, your Proxy will be voted FOR each of the director nominees names in this Proxy Statement. Broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES

Nominees for Election at the 2021 Annual Meeting

Michel Botbol Age 61 Director since 2021 Chief Executive Officer

Mr. Botbol was appointed by the Board as a Director of the Company and Chief Executive Officer on March 8, 2021. Prior to joining the company Mr. Botbol served as President of New York at Frosch International Travel, Inc. Prior to joining Frosch, Mr. Botbol was the President and Head of International at Travel and Transport. Travel and Transport acquired Ultramar in 2012, where Mr. Botbol had served in various roles, including COO and CFO. Under Mr. Botbol’s leadership, Ultramar’s revenue increased from under $70 million to over $800 million. Prior to Ultramar, he held executive positions with the Danone Group in IT, sales, strategic planning and finance. As CFO and VP of customer service of Danone Waters of North America, Mr. Botbol grew sales from $250 million to $800 million via both organic and strategic M&A and led all merger and integration efforts. Mr. Botbol received a MS from Ecole Centrale Nantes and an Executive MBA from INSEAD School of Business.

Our Board of Directors believes that Mr. Botbol’s qualifications to serve as a Director include his extensive experience in both domestic and international organizations where he has a proven track record of growing sales and EBITDA, streamlining operations through reengineering, and building highly skilled and motivated teams to deliver strong business results. He is particularly adept at driving revenue and growth with creative strategies, enhanced products and effective relationship building. As the only management representative on our Board of Directors, Mr. Botbol also provides leadership to the Board and its deliberations based on the insight gained from the management of the day-to-day business operation and strategic planning process

Peter W. Harper Age 59 Director since 2015 Board Committee(s): — Audit Committee (Chair) — Compensation Committee (Member)

Mr. Harper was appointed to the Board and chairman of the Company’s Audit Committee on December 1, 2015. He has more than 30 years of public, private-equity backed and global company experience in the retail, insurance, electronic manufacturing and consumer products industries. He is currently the Chief Financial Officer at Bic Graphic, a manufacturer and supplier of quality promotional products used by companies throughout North America as part of their advertising campaigns to build their brand legacies. Prior to joining Bic Graphic in April of 2019, Mr. Harper was the CFO of DEI/Sound United from 2017 to 2019, President and CFO of Twin-Star International from 2013 to 2016, CFO at Scottsdale Insurance from 2005 to 2012 and Suntron Corporation from 2000 to 2005. Prior to that he had senior finance and operations positions at Iomega Corporation and General Electric. Mr. Harper received a BS from San Jose State University in 1983.

Our Board of Directors believes that Mr. Harper’s qualifications to serve as director include his over 30 years of experience of financial management. He also qualifies as an audit committee financial expert which gives him enhanced expertise to assist the Board with its financial oversight function. Our Board of Directors also believes that Mr. Harper has other key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion, and the commitment to devote significant time and energy to service on our Board of Directors and its committees.

Cary Sucoff Age 69 Director since 2015 Board Committee(s): — Nominating & Corporate Governance Committee (Chair) — Audit Committee (Member)

Mr. Sucoff was first elected to the Board on July 16, 2015 and has over 30 years of securities industry experience encompassing supervisory, banking and sales responsibilities. Mr. Sucoff currently owns and operates Equity Source Partners, LLC, an advisory and consulting firm. He has participated in the financing of hundreds of public and private companies. Mr. Sucoff currently serves on the following Boards of Directors: Contrafect Corp. (CFRX), Legacy Education Alliance, Inc. (LEAI), First Wave Technologies and Galimedix Therapeutics, Inc. In addition, Mr. Sucoff currently serves as a consultant to Sapience Therapeutics and LB Pharmaceuticals. Mr. Sucoff is past President of New England Law/Boston and has been a member of the Board of Trustees for over 30 years. He is the Chairman of the Endowment Committee. Mr. Sucoff received a B.A. from SUNY Binghamton (1974) and a J.D. from New England School of Law (1977) where he was the Managing Editor of the Law Review and graduated Magna Cum Laude. Mr. Sucoff has been a member of the Bar (now retired) of the State of New York since 1978.

The Board of Directors believes Mr. Sucoff’s qualification to serve as a director his extensive experience in the financing of private and public companies. As a principal of a private advisory firm, Mr. Sucoff brings to the Board significant senior leadership, operational and financial expertise. In addition, his service on boards of other companies gives him a deep understanding of the role of the Board of Directors in the Company’s governance and operations, and broad experience in corporate strategy development.

Barry Kostiner Age 49 Director since 2021

Mr. Kostiner was appointed to the Board on May 3, 2021 and has also been a Manager of Capital Markets at the Company since March 2021. Mr. Kostiner is serving as the Chief Executive and Chairman of Sagaliam Acquisition Corp. Additionally, Mr. Kostiner has served as the President of Legacy Tech Partners, LLC (LTP), a microcap-focused EdTech investment vehicle, since February 2021. Mr. Kostiner was the CFO of Ameri Holdings Inc. (Nasdaq: AMRH) from October 2018 through December 2020. The operations of AMRH, including its global IT services business focused on SAP with operations in both the US and India, was acquired by management, with the residual Nasdaq vehicle acquired by Enveric Biosciences (Nasdaq: ENVB), an evidence-based cannabinoid pharma company focused on palliative therapies for cancer patients. Mr. Kostiner has been a consultant to ENVB since January 2021. From May 2016 through October 2018, Mr. Kostiner was a consultant to Cypress Skilled Nursing, a healthcare facility operator and from May 2017 through October 2018 he was a consultant to LinKay Technologies Inc., an artificial intelligence incubator with a portfolio of intellectual property focused on AI and LiDAR/geospatial technology, with research staff in India and New York. Mr. Kostiner’s 20-year career in energy includes eight years at Goldman Sachs and Merrill Lynch and their affiliates, with a focus on energy trading and portfolio management, as well as serving as the CEO of an oil & gas SPAC (Nasdaq: PGRI) from 2005 through 2009. Mr. Kostiner earned a Bachelor’s of Science degree in Electrical Engineering and a Master’s of Science in Operations Research from MIT. His thesis on the mathematics of electric industry deregulation was sponsored by Harvard’s Kennedy School of Government. Mr. Kostiner is President of, and holds a 25% membership interest in, Legacy Tech Partners, LLC, a Delaware limited liability company (“LTP”). On March 8, 2021, the Company issued a Senior Secured Convertible Debenture (“Debenture”) in the principal amount of $375 thousand to LTP.

The Board of Directors believes Mr. Kostiner’s qualification to serve as a director includes his experience in working with publicly traded companies as well as his experience and expertise in emerging growth sectors.

III.     CORPORATE GOVERNANCE

Board Leadership Structure

We are not required to have any independent directors under federal securities laws, state law or under the rules of any exchange; nevertheless, if the nominees for Director recommended by the nominating committee are elected to the Board at the Annual Meeting, only one of our Directors, our current Chief Executive Officer, Michel Botbol, will be a current member of management, and two (2) of our four (4) Directors will be independent.

Our Board of Directors operates by majority vote. In the 2020 fiscal year, our Board of Directors held fifty (50) meetings and each director attended more than 75% of such meetings. Any director may call a special meeting of our Board of Directors upon proper notice. In addition, our Board of Directors may take action by unanimous written consent in accordance with our Bylaws.

Our Board of Directors oversees and monitors our operations and develops and directs the implementation of our business strategy. In connection with these endeavors, our Board of Directors will rely on information, opinions, reports, books of account or statements, including financial statements and other financial data, that are prepared or presented by one or more of our directors, officers, or employees reasonably believed to be reliable and competent in the matters prepared or presented; legal counsel, public accountants, financial advisers, valuation advisers, investment bankers, or other persons as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence; or a committee on which the director or officer relying thereon does not serve, as to matters within the committee’s designated authority and matters on which the committee is reasonably believed to merit confidence, but a director is not entitled to rely on such information, opinions, reports, books of account or statements if the director has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics on November 10, 2014 that applies to our directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This Code of Business Conduct and Ethics may be found on our website in the “Corporate Governance” section under the “Investors” link at www.legacyeducationalliance.com.

Director Independence

The Board of Directors has determined that, during 2020, each of our directors, except James May, our former CEO, and Anthony Humpage our then Chairman of the Board qualified as an “independent director”. The Board of Directors further determined that, during 2021, each of our directors, except James May, our former CEO, Michel Botbol, our current CEO, and Barry Kostiner, qualified as an “independent director”. Currently, our independent directors are Peter W. Harper and Cary Sucoff. If the nominees proposed in this Proxy are elected. Peter W. Harper and Cary Sucoff will serve as our independent directors. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of independence of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an independent director is a person other than an officer or employee of the Company or any other individual having a relationship with the Company that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be independent if:

•        The director is, or at any time during the past three years was, an employee of the Company;

•        The director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•        A family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•        The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•        The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•        The director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Board Meetings and Committees

We are not required under the Exchange Act to maintain any committees of our Board of Directors. We have formed certain committees of our board as a matter of preferred corporate practice. We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.    The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Committee shall also oversee the Company’s systems of internal controls regarding finance, accounting, information technology, legal and regulatory compliance and ethical behavior, the audits of the Company’s financial statements, the qualifications of the accounting firm engaged as the Company’s independent auditor, and the performance of the Company’s independent auditors.

The members of our Audit Committee are Mr. Harper and Mr. Sucoff, with Mr. Harper serving as the Chairman. The Board of Directors has determined that each director serving on the Audit Committee qualifies as “independent” under the NASDAQ listing rules. and Mr. Harper further qualifies as an “audit committee financial expert”, as such term is defined in the applicable rules of the Exchange Act. Our Audit Committee has a written charter available on our website in the “Corporate Governance” section under the “Investors” link at www.legacyeducationalliance.com.

Number of Meetings in fiscal 2020: 6

Compensation Committee.    The purpose of the compensation committee of the Board of Directors of the Company is to oversee the Company’s compensation and benefits programs; establish, review, revise and interpret the Company’s compensation philosophy, policies and objectives; and evaluate the performance of the Company’s executive officers and set compensation levels for all executive officers, including any performance-based compensation.

The members of our Compensation Committee are Mr. Harper and Mr. Sucoff, with Mr. Harper serving as Chairman. The Board of Directors has determined that each director serving on the Compensation Committee qualifies as “independent” under the NASDAQ listing rules. Our Compensation Committee has a written charter available on our website in the “Corporate Governance” section under the “Investors” link at www.legacyeducationalliance.com.

Number of Meetings in fiscal 2020: 1

Nominating and Corporate Governance Committee.    The purpose of the Nominating and Corporate Governance Committee is to provide support for the governance role of the Board in reviewing and making recommendations on the composition of the Board, oversee the evaluation of the Board and management of the Company, periodically assess the functioning of the Board and its committees and make recommendations to the Board regarding corporate governance matters and practices. On at least an annual basis, the Nominating and Corporate Governance Committee reviews overall board of director’s compensation. Any changes made to Board compensation as a result of these reviews requires full Board ratification.

The members of our Nominating and Governance Committee are Mr. Harper and Mr. Sucoff, with Mr. Sucoff serving as the Chairman. The Board of Directors has determined that each director serving on the Nominating and Governance Committee qualifies as “independent” under the NASDAQ listing rules. Our Nominating and Corporate Governance Committee has a written charter available on our website at www.legacyeducationalliance.com.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Subject to the requirements of our Bylaws, the Nominating and Corporate Governance Committee will consider nominees for election to the Board of Directors who are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations.

The Board of Directors considers several diversity factors in evaluating director candidates including, without limitation, professional experience, education, race, gender and national origin, but does not assign any particular weight or priority to any particular factor.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board of Directors, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Director’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board of Directors evaluation process and other perceived needs of the Board of Directors.

Risk Oversight

The Board of Directors takes an active role in risk oversight. The Board of Directors exercises its risk oversight function through the full Board of Directors and each of its committees. The Audit Committee of the Board of Directors takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks. Furthermore, the Board of Directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed. Finally, the Compensation Committee of the Board of Directors reviews any risks associated with the Company’s compensation practices. In the Compensation Committee’s view, our compensation policies encourage a balanced approach to risk-taking, by structuring compensation packages that includes both long-term vesting equity awards in addition to cash bonuses.

Related Transactions.

Transactions with Related Persons.

Except as set forth below, since January 1, 2021, there have been no transactions between the Company and its executive officers, directors, nominees, principal stockholders and other related parties involving amounts in excess of $120 thousand. There are currently no proposed transactions of the type mentioned in the preceding sentence.

On March 8, 2021, the Company issued a $375 thousand Senior Secured Convertible Debenture (“Debenture”) to Legacy Tech Partners, LLC (“LTP”), a related party. The Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and March 8, 2022. The Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share. Together with each Conversion Share a warrant will be issued with a strike price of $0.05 per share and an expiration date of March 8, 2026 (the “Warrants”). LTP has an obligation to lend the Company an additional $625 thousand under the same terms prior to March 31, 2022, and an option to fund an additional $4 million under the same terms prior to March 8, 2024. LTP also has the option to extend the maturity date of each loan it makes to the Company, including the initial loan of $375 thousand for a term not to exceed four years from the original maturity date of that loan. Net proceeds were $314 thousand after legal fees of $61 thousand, which are included in our consolidated statement of operations for the three months ended March 31, 2021. The Debenture is secured by a lien on all the Company’s assets. The Company’s U.S. subsidiaries entered into Guaranties on March 9, 2021 in favor of LTP under which such subsidiaries guaranteed the Company’s obligations under the Debenture and granted LTP a lien on all assets of such subsidiaries. The use of proceeds from the Debenture will be to extinguish liabilities of the Company and to fund the development of the Education Technology (EdTech) business. The Warrants will not be listed for trading on any national securities exchange. The Warrants and the shares issuable upon conversion of the Debenture are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate number of shares issuable upon conversion of the Debenture and upon the exercise of the Warrants may not exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares upon conversion of the Debenture and the exercise of the Warrants. On May 4, 2021 LTP exercised its conversion rights with respect to $329,200 of the outstanding principal at the Conversion Price resulting in the issuance of 6.6 million shares of Common Stock to LTP.

On May 3, 2021, the Company’s Board of Directors set the number of director seats on the Company’s Board of Directors at four (4) and appointed Barry M. Kostiner, 49, to the Board. Mr. Kostiner is President of, and holds a 25% membership interest in, Legacy Tech Partners, LLC, a Delaware limited liability company (“LTP”). On March 8, 2021, the Company issued a Senior Secured Convertible Debenture (“Debenture”) in the principal amount of $375 thousand to LTP. The Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and March 8, 2022. The Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share (“Conversion Price”). On May 4, 2021, LTP exercised its conversion rights with respect to $329,200 of the outstanding principal at the Conversion Price resulting in the issuance of 6,584,000 million shares of Common Stock to LTP.

Prior to his appointment to the Board, Mr. Kostiner has been also employed by Elite Legacy Education, Inc., a subsidiary of the Company, as Manager, Capital Markets since March 9, 2021 at an annual base salary of $120 thousand. In addition, Mr. Kostiner is entitled to participate in any (i) annual or long-term bonus or incentive plans maintained by the Company, (ii) stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company and (iii) in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program. Mr. Kostiner’s employment may be terminated by either party at any time. If Mr. Kostiner’s employment is terminated (i) other than for cause or (ii) upon Mr. Kostiner’s death, permanent disability, or voluntary resignation, Mr. Kostiner will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a pro rata portion of any annual incentive compensation that Mr. Kostiner would have been entitled to receive and, (iii) a separation benefit in an amount equal to twenty-six (26) weeks of base salary payable in biweekly installments. If Mr. Kostiner’s employment is terminated other than for cause or due to his voluntary resignation within 18 months of a “change in control” event, he will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a separation benefit in an amount equal to one year of base salary payable in lump sum. Mr. Kostiner’s entitlement to receive any separation benefit described in this paragraph is conditioned on Mr. Kostiner executing a general release satisfactory to the Company.

On May 4, 2021 the Company issued a 10% Subordinated Secured Convertible Debenture (“Subordinated Debenture”) in the principal amount of $25 thousand to Michel Botbol, the Company’s Chairman and Chief Executive Officer. The Subordinated Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and May 4, 2022. The Subordinated Debenture may be converted at any time after the issuance date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share (“Conversion Price”). Together with each Conversion Share, a warrant will be issued with a strike price of $0.05 per share and an expiration date of May 4, 2026 (the “Warrants”). Mr. Botbol also has the option to extend the maturity date of the loan for a term not to exceed four years from the original maturity date of that loan. The Subordinated Debenture is secured by a lien on all the Company’s assets subordinated to the lien granted to Legacy Tech Partners, LLC (“LTP”). The Company’s U.S. subsidiaries are required to enter into Guaranties in favor of Botbol under which such subsidiaries guaranteed the Company’s obligations under the Debenture and granted Botbol a lien on all assets of such subsidiaries subject to the lien held by LTP. The use of proceeds from the Debenture will be to extinguish liabilities of the Company and to fund working capital, general corporate purposes and the development of administrative functions. The Warrants will not be listed for trading on any national securities exchange. The Warrants and the shares issuable upon conversion of the Debenture are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate number of shares issuable upon conversion of the Debenture and upon the exercise of the Warrants may not exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares upon conversion of the Debenture and the exercise of the Warrants. On May 4, 2021 Mr. Botbol exercised his conversion rights with respect to the entire $25 thousand of outstanding principal at the Conversion Price resulting in the issuance of 500 thousand shares of Common Stock to him.

Related Persons Transactions Policy.

Our Board has adopted a written policy for the review and the approval or ratification of any related person transaction. Under the policy, a “related person” is any (1) director, nominee for director or executive officer of the Company and any Immediate Family Member of such person, and (2) any holder of 5% or more of any class of outstanding equity securities of the Company and any Immediate Family Member such person. The policy defines an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may reasonably be expected to exceed $120,000 in any calendar year, (2) the Company or its subsidiaries or affiliates is a participant, and (3) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy requires the Audit Committee to review the material facts of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to certain exceptions described in the Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all of them complied with the Section 16(a) filing requirements in 2020.

Communications with Directors

All communications directed to the Board of Directors will be delivered to the Board of Directors. Stockholders may contact the Board of Directors by writing to them c/o Corporate Secretary, 1490 N.E. Pine Island Road, Suite 5D, Cape Coral, Florida 33909.

Compensation Committee Interlocks and Insider Participation

None.

IV.     DIRECTOR COMPENSATION

On at least an annual basis, the Nominating and Corporate Governance Committee reviews overall board of director’s compensation. Any changes made to Board compensation as a result of these reviews requires full Board ratification. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required of members of the Board.

Our employee directors do not receive any additional compensation for serving on the Board. During 2020, our only employee director was James E. May.

For each of the four quarters of fiscal year 2020, each non-employee director received a retainer of $12,500. In addition, directors are reimbursed for travel, food and lodging expenses incurred in attending Board meetings.

The Chairman of the Board receives an additional $5,000 per quarter for services as Chairman, and the Chairman of each Committee receives an additional $3,750. For the first quarter of 2020, Anthony Humpage received $22,500. Mr. Humpage resigned from the Board effective March 31, 2020. For each of the four quarters of 2020, Mr. Harper and Mr. Sucoff received $16,250, respectively.

In addition to receiving quarterly retainers, directors have been generally eligible to receive sign-on and annual equity awards through stock or options. We have adopted an equity incentive plan that was approved by the stockholders at our annual meeting of stockholders on July 16, 2015 for equity-based incentives under the Company’s 2015 Equity Plan (the “2015 Incentive Plan”).

Total compensation attributable to each non-employee director during 2020, which excludes reimbursable expenses, was as follows:

Name	Fees earned or paid in cash ($)	Stock awards(1)(2) ($)	Total ($)
Anthony C. Humpage	22,500	—	22,500
Peter Harper	60,125	4,662	64,787
Cary Sucoff	60,125	4,662	64,787

____________

(1)      Each non-employee director has been granted restricted shares of common stock at varying times, half of which vest each year over a period of two years from the grant date.

(2)      Stock awards are valued based on the closing price per share on the grant date.

V.     SECURITIES OWNERSHIP OF MANAGEMENT, DIRECTORS AND CERTAIN OTHER PERSONS

The following table sets forth the beneficial common stock ownership as of May 4, 2021 (i) of each person or entity known by us to be the beneficial owner of five percent or more of our common stock, (ii) by each of our directors, Named Executive Officers and nominee for director and (iii) by all directors and executive officers as a group.

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. This table is based upon information supplied to us by our Named Executive Officers, directors and principal stockholders and/or contained in reports filed by these persons with the SEC.

Name	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
James E. May(2)	881,769	2.68%
Cary Sucoff(3)	830,250	2.52%
Michel Botbol(2)(4)	815,000	2.47%
Peter W. Harper(3)	621,717	1.89%
Vanessa Guzmán-Clark(2)	335,000	1.02%
Barry Kostiner(2)	315,000	0.96%
All other key personnel(2)	475,000	1.44%
All directors, executive officers and key personnel as a group	4,273,736	12.97%

Other owners of more than 5% of outstanding Common Stock
Legacy Tech Partners, LLC(5)	6,586,500	19.99%
Anthony C. Humpage(6)	3,969,312	12.05%
Pemberton Holdings, LLC(6)	2,842,819	8.63%
Day One, LLC(7)	2,411,368	7.32%
Ingrid Whitney(8)	2,279,799	6.92%
David S. Nagelberg(9)	2,269,254	6.89%
Justin B. Borus(10)	1,351,234	4.10%
Ibex Microcap Fund, LLLP(10)	1,344,427	4.08%
Ibex Investors, LLC(10)	1,344,427	4.08%
Ibex Investment Holdings, LLC(10)	1,344,427	4.08%
International Securities 3, LLC(8)	397,310	1.21%
McDowell Sonoran, LLC(6)	196,000	*

____________

*        Less than 1%

(1)      Based on 32,948,197 shares of Common Stock issued and outstanding as of May 24, 2021.

(2)      Includes restricted common shares held in escrow, vesting one half or one third each year over a period of two or three years, respectively, from the grant date but which may be voted in the interim.

(3)      Includes awards of restricted common shares for independent director services held in escrow, one half of which vest each year over a period of two years from the grant date but which may be voted in the interim.

(4)      Excludes 25,000 shares of common stock issuable upon the exercise of warrants owned by Michel Botbol, at exercise price of $0.05 per share expiring on March 8, 2026.

(5)      Excludes 7,500,000 shares of common stock issuable upon the exercise of warrants owned by Legacy Tech Partners, LLC (LTP), at exercise price of $0.05 per share expiring on March 8, 2026, each. In addition, LTP has the option, until March 8, 2022, to convert the outstanding balance on the senior convertible debenture with the Company of $52 thousand, including interest through May 31, 2021, into an additional 1,039,282 shares of common stock.

(6)      The shares of Pemberton Holdings, LLC and McDowell Sonoran LLC are beneficially owned by Anthony C. Humpage. The address of Pemberton Holdings LLC and McDowell Sonoran LLC is 3225 McLeod Drive, Suite 100, Las Vegas, NV 89121.

(7)      Based on information available from the Company’s Record Shareholder list as of May 24, 2021. Upon information and belief, the shares of Day One, LLC and International Securities 3, LLC are beneficially owned by Russell A. Whitney. The address of Day One LLC and International Securities 3 LLC is 4818 Coronado Parkway, Cape Coral, FL 33904.

(8)      Upon information and belief based on information available from the Company’s Record Shareholder list as of May 24, 2021. The address of Ingrid Whitney is 232 Bayshore Dr, Cape Coral, FL 33904.

(9)      The address of David Nagelberg is c/o Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York, 10017.

(10)    Based on the Schedule 13G jointly filed by Justin B. Boris, Ibex Investors LLC, Ibex Microcap Fund LLLP, Lazarus Macro Micro Partners LLLP and Ibex Investment Holdings LLC on 1/15/2021. The address of each reporting person is c/o Ibex Investors LLC, 260 N. Josephine, Suite 300, Denver, Colorado 80206.

Change in Control

No person has power to direct or cause the direction of the management and polices of Legacy by virtue of ownership of voting securities.

VI.     PROPOSAL II — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors intends to appoint MaloneBailey LLP (“MaloneBailey”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Services provided to Legacy Education Alliance, Inc. by MaloneBailey for fiscal year 2020 are described under “Fees to Independent Registered Public Accounting Firm for Fiscal Years 2020” below.

Stockholder ratification of the appointment of MaloneBailey as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of MaloneBailey to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Legacy Education Alliance, Inc. and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of MaloneBailey. Abstentions and broker non-votes will have the effect of a vote against the proposal.

No representative of MaloneBailey will be present at the Annual Meeting of Stockholders.

Fees to Independent Auditor for Fiscal Year 2020

The following table presents fees for professional audit services rendered by MaloneBailey, our current independent auditor for the audit of our Consolidated Financial Statements for 2020, and fees billed for other services rendered.

	Years ended December 31,
	2020	2019
	(in thousands)
Audit fees – MaloneBailey LLP(1)	$140	$273
Audit fees – Crowe Horwath LLP	—	51
Tax fees – Baker Tilly LLP(2)	214	37
Tax fees – Hacker Johnson & Smith PA(1)	30	—
Tax fees – Crowe Horwath LLP(2)	1	47
Total fees	$385	$408

____________

(1)      Audit fees includes approximately $110 thousand of accrued audit fees pertaining to our 2020 fiscal year audit to be billed in 2021 by MaloneBailey LLP. Tax fees includes approximately $23 thousand of tax related fees pertaining to our 2020 fiscal year to be billed in 2020 by Baker Tilly LLP.

(2)      Tax fees include fees related to GST or VAT audits in various international markets.

Audit Fees

This category includes the review of three interim quarterly financial statements and the audit of Legacy Education Alliance, Inc.’s annual financial statements, for the twelve-month periods ended December 31, 2020. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

Tax Fees

This category consists of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF
THE AUDIT COMMITTEE’S APPOINTMENT OF MALONEBAILEY AS OUR
INDEPENDENT AUDITOR FOR 2021

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee Charter is available on our website at the “Governance Docs” link under the “Corporate Governance” link under the “Investors” tab at www.legacyeducationalliance.com. The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Committee also oversees the Company’s systems of internal controls regarding finance, accounting, information technology, legal and regulatory compliance and ethical behavior, the audits of the Company’s financial statements, the qualifications of the accounting firm engaged as the Company’s independent auditor, and the performance of the Company’s independent auditors. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determinations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, MaloneBailey, LLP, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held six meetings during 2020 and met in 2021 to discuss the Company’s financial statements for the year ended December 31, 2020. With respect to the year ended December 31, 2020, the Audit Committee, among other things:

•        reviewed and discussed the Company’s quarterly and fiscal year earnings releases;

•        reviewed and discussed (i) the quarterly unaudited consolidated financial statements and related notes and (ii) the audited consolidated financial statements and related notes for the year ended December 31, 2020 with management and MaloneBailey, LLP;

•        reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•        met with MaloneBailey, LLP, the internal auditor, and Company management in executive sessions;

•        reviewed and discussed certain critical accounting policies; and

•        reviewed business and financial market conditions, including an assessment of risks posed to the Company’s operations and financial condition.

The Audit Committee discussed with MaloneBailey, LLP matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Public Company Accounting Oversight Board AU 380 (Communications with Audit Committees). These reviews included discussions with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

MaloneBailey, LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding its communications with the Audit Committee concerning independence, and represented that it is independent from the Company. The Audit Committee discussed with MaloneBailey, LLP their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q compromise independence.

During 2020, the Audit Committee received regular updates on the amount of fees and scope of audit and audit-related services provided. In addition, the Audit Committee reviewed and approved audit and non-audit services provided by MaloneBailey, LLP pursuant to the preapproval policies and procedures set forth in the Audit Committee Charter related to the provision of audit and non-audit services by the independent auditors.

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also appointed MaloneBailey, LLP as the Company’s independent auditor for 2021 and are presenting the appointment to the stockholders for ratification.

The Audit Committee

Peter W. Harper, Chair
Cary Sucoff

VII.     PROPOSAL III – APPROVAL OF 2021 EQUITY INCENTIVE PLAN

We are requesting that the stockholders approve a new 2021 Incentive Plan (the “Incentive Plan”). On May 28, 2021, our Board of Directors approved the Incentive Plan, subject to approval by our stockholders at the Annual Meeting. The Incentive Plan reserves 5,000,000 shares of our Common Stock for options, restricted stock, and a variety of other types of awards. The text of the Incentive Plan, as proposed, is included in the attachment marked as Appendix A to this Proxy Statement.

We believe that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. We believe that equity based incentive compensation plans, such as the Incentive Plan, increase our ability to achieve this objective, and, by allowing for several different forms of long-term equity based incentive awards, help us to recruit, reward, motivate and retain talented employees and other service providers. We believe that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that our employees and other service providers are our most valuable assets and that the awards permitted under the Incentive Plan materially increase our ability to attract and retain outstanding and highly-skilled individuals. Such awards also align and motivate employees and service providers to achieve our strategic goals.

The Common Stock that may be acquired under the Incentive Plan will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or transferred in the absence of an effective security registration under the Securities Act or an exemption from such registration. We currently have determined to not file a registration statement for such shares of Common Stock on form S-8 or otherwise. We may determine to register such shares at any time without stockholder consent.

Reasons for Stockholder Approval

Our Board of Directors seeks stockholder approval of the Incentive Plan in order to enable us to attract, retain, reward and motivate employees and other service providers by providing them with an opportunity to acquire or increase a proprietary interest in us and to incentivize them to expend maximum effort for our growth and success, so as to strengthen the mutuality of the interests between our eligible employees and our stockholders.

Description of the Incentive Plan

The following is a summary of the principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the copy of the Incentive Plan set forth in Appendix A.

Types of Awards

The Incentive Plan authorizes a broad range of awards, including:

•        Stock options;

•        stock appreciation rights;

•        restricted stock;

•        restricted stock units;

•        performance shares and performance units (valued in cash or shares); and

•        other equity based incentive awards

Eligibility

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

Administration

The Incentive Plan must be administered by the “Committee” of our Board of Directors. The Committee may consist of the entire Board of Directors or a committee of the Board of Directors consisting of two or more members of the Board of Directors. The Board of Directors has delegated general administrative authority for the Incentive Plan to the Compensation Committee, except for grants of awards to non-employee directors, which shall be administered by the Board of Directors and the ratification of grants of awards under the Incentive Plan.

Shares of Common Stock Available under the Incentive Plan and Code Section 162(m) Limits

The total number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan shall be 5,000,000 shares. Shares of Common Stock that were subject to an award that has been cancelled, forfeited, or terminated will become available for future awards under the Incentive Plan. A maximum of 5,000,000 of such shares may be subject to grants of incentive stock options. In accordance with the requirements of the regulations under Code Section 162(m), the Incentive Plan limits the number of shares of Common Stock that may be granted to a participant pursuant to awards measured by reference to Common Stock in any fiscal year of the Company to 750,000. In addition, a participant may not be granted awards which are not measured with respect to shares of Common Stock that would allow the participant to earn more than $2,000,000 during any calendar year.

Options

Both incentive stock options and non-qualified stock options may be granted under the Incentive Plan. In the absence of any designation, stock options granted under the Incentive Plan will be deemed to be non-qualified stock options. Incentive stock options may only be granted to employees. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock for which any individual may have incentive stock options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company)

cannot exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any options issued subsequently which first become vested and exercisable in the same calendar year, are automatically treated as non-qualified stock options.

The exercise price of an option may not be less than the fair market value of the underlying Common Stock on the date of grant, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the underlying stock.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years. After a termination of service with us or any of our affiliated companies, a participant will be permitted to exercise the vested portion of his or her option for the period of time stated in the award agreement. If no such period of time is stated in the participant’s award agreement, the participant will generally be permitted to exercise his or her option for (i) 90 days following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Incentive Plan. Stock appreciation rights are rights to receive the amount of the appreciation in fair market value of Common Stock between the exercise date and the date of grant. Unless otherwise provided in an award agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the stock appreciation right must be substantially identical (to the extent possible taking into account the differences related to the character of the stock appreciation right) to the terms and conditions of stock options as described above. Unless otherwise provided in an award agreement, upon exercise of a stock appreciation right, the holder will be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Board of Directors in its sole and absolute discretion. The Committee may limit in any manner the amount payable with respect to a stock appreciation right by including such limitation in the award agreement.

Restricted Stock and Restricted Stock Units

Awards of restricted stock and restricted stock units are issuances of shares or rights to acquire shares of our Common Stock. The Committee may impose restrictions on any restricted stock or restricted stock units granted pursuant to the Incentive Plan including, without limitation, time based vesting restrictions or the attainment of performance goals. Restricted stock units and shares of restricted stock subject to the attainment of performance goals will be released from restrictions only after the attainment of such performance goals has been certified by the Committee in accordance with the Incentive Plan. Holders of restricted stock units are entitled to receive one share of our Common Stock following the satisfaction of conditions imposed by the Committee, or if later, upon the date of a specified deferral period.

Performance Shares and Performance Units

Performance shares and performance units may be granted under the Incentive Plan. Performance shares and performance units entitle a participant to receive a specified number of shares of our Common Stock, an equivalent amount of cash or combination thereof upon satisfaction of certain specified performance goals. Performance goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, adjusted EBITDA (earnings before interest, income tax, depreciation and amortization, excluding non-recurring items, certain non-cash items, and adjusted for the change in deferred revenue and expense), as defined by the Committee; (ii) the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase relating to, our operational cash flow, working capital or cash sales, as defined by the Committee, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, our operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of our long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share; (vii) the attainment of certain target levels of, or a specified percentage increase in, our net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, our return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of our Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, our enterprise value or value creation targets; and/or (xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith.

In addition, performance goals may be based upon the attainment by a subsidiary, division, other operational unit or segment of the Company of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by the Company (or a subsidiary, division, facility, other operational unit or segment of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. With respect to awards intended to qualify as performance-based compensation under Code Section 162(m), to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the performance goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance goals may include a threshold level of performance below which no award will be earned, levels of performance at which an award will become partially earned and a level at which an award will be fully earned.

Change in Control

The Committee may provide that on a change in control of the Company, as defined in the Incentive Plan, (i) some or all outstanding awards may become immediately exercisable or vested; (ii) that all awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such change in control and during such reasonable period as the Committee in its sole discretion shall determine and designate, (a) to exercise any vested award in whole or in part or (b) to receive a cash payment equal to the change in control price with respect to shares subject to the vested portion of the award net of the exercise price thereof; or (iii) in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds net of any applicable exercise price. If the Committee does not terminate or convert an award upon our change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation.

Amendment and Termination of the Incentive Plan

The Board of Directors may, at any time and from time to time, amend, suspend or terminate the Incentive Plan as to any shares of Common Stock as to which awards have not been granted; provided, however, that the approval of our stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive awards under the Incentive Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to awards that are granted under the Incentive Plan (except as permitted under the Incentive Plan); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Code Section 162(m) and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided in the Incentive Plan that our stockholders must approve an action to be undertaken under the Incentive Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Incentive Plan under current law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, provided applicable holding period requirements are satisfied, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition for the participant equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Incentive Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct for tax purposes the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). A participant may be subject to an excise tax of 20% on such parachute payments. Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) may not be permitted to be deducted for tax purposes by us in certain circumstances.

New Plan Benefits under the Incentive Plan

Because future awards under the Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation” and “Outstanding Equity Awards” tables contained elsewhere in this Proxy Statement.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. As this vote is a non-routine matter, broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
APPROVAL OF THE 2021 INCENTIVE PLAN

VIII.     COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Executive Compensation Program

Our executive compensation program is determined and proposed by our Compensation Committee and is approved by our Board of Directors. None of the Named Executive Officers is a member of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting compensation levels for our other executive officers.

Executive Employment Agreements

James E. May Employment Agreement

On September 1, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with James E. May, then, Senior Vice President and General Counsel, and now, Chief Executive Officer, for no specific term. The Employment Agreement provides Mr. May with the following compensation and benefits:

•        Annual base salary of no less than $260,000, subject to periodic review and adjustment by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board;

•        Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;

•        Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives; and

•        Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program;

The Employment Agreement further provides that if the Board determines that Mr. May has engaged in gross negligence or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company’s financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company may seek recoupment from Mr. May of any portion of such performance-based compensation deemed appropriate.

Mr. May’s employment may be terminated by either party at any time. If Mr. May’s employment is terminated (i) other than for cause or (ii) upon Mr. May’s death, permanent disability, or voluntary resignation, Mr. May will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a pro rata portion of any annual incentive compensation that Mr. May would have been entitled to receive and, (iii) a separation benefit in an amount equal to twenty-six (26) weeks of base salary payable in biweekly installments. If Mr. May’s employment is terminated other than for cause or his voluntary resignation within 18 months of a “change in control” event, he will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination and (ii) a separation benefit in an amount equal to one year of base salary payable in lump sum. Mr. May’s entitlement to receive any separation benefit described in this paragraph is conditioned on Mr. May executing a general release satisfactory to the Company.

Under the terms of the Employment Agreement, Mr. May will be subject to certain confidentiality, non-solicitation, and other restrictive covenants described in the Agreement.

On March 8, 2021, in connection with his appointment as General Counsel, Mr. May’s annual base salary was adjusted by the Board to $180,000.

Vanessa Guzmán-Clark Employment Agreement

On March 18, 2020, the Company entered into an employment agreement (the “Employment Agreement”) with Vanessa Guzmán-Clark, its Chief Financial Officer, for no specific term. The Employment Agreement provides Ms. Guzmán-Clark with the following compensation and benefits:

•        Annual base salary of no less than $126,000, subject to periodic review and adjustment by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board;

•        Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;

•        Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives; and

•        Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.

The Employment Agreement further provides that if the Board determines that Ms. Guzmán-Clark has engaged in gross negligence or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company’s financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company may seek recoupment from Ms. Guzmán-Clark of any portion of such performance-based compensation deemed appropriate.

Ms. Guzmán-Clark’s employment may be terminated by either party at any time. If Ms. Guzmán-Clark’s employment is terminated (i) other than for cause or (ii) upon Ms. Guzmán-Clark’s death, permanent disability, or voluntary resignation, Ms. Guzmán-Clark will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a pro rata portion of any annual incentive compensation that Ms. Guzmán-Clark would have been entitled to receive and, (iii) a separation benefit in an amount equal to twenty-six (26) weeks of base salary payable in biweekly installments. If Ms. Guzmán-Clark’s employment is terminated other than for cause or her voluntary resignation within 18 months of a “change in control” event, he will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination and (ii) a separation benefit in an amount equal to one year of base salary payable in lump sum. Ms. Guzmán-Clark’s entitlement to receive any separation benefit described in this paragraph is conditioned on Ms. Guzmán-Clark executing a general release satisfactory to the Company.

Under the terms of the Employment Agreement, Ms. Guzmán-Clark will be subject to certain confidentiality, non-solicitation, and other restrictive covenants described in the Agreement.

On March 8, 2021, Ms. Guzmán-Clark annual base salary was adjusted by the Board to $180,000.

Michel Botbol Employment Agreement

On March 9, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Michel Botbol, its Chief Executive Officer, for no specific term. The Employment Agreement provides Mr. Botbol with the following compensation and benefits:

•        Annual base salary of no less than $200,000, which will increase to $260,000 upon the earlier to occur of the Spin Off (as defined below) or September 1, 2021,

•        subject to periodic review and adjustment by the Board or the Compensation Committee of the Board;

•        Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;

•        Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives; and

•        Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program;

The Employment Agreement further provides that if the Board determines that Mr. Botbol has engaged in gross negligence or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company’s financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company may seek recoupment from Mr. Botbol of any portion of such performance-based compensation deemed appropriate.

Michel Botbol Employment Agreement

Mr. Botbol’s employment may be terminated by either party at any time. If Mr. Botbol’s employment is terminated (i) other than for cause or (ii) upon Mr. Botbol’s death, permanent disability, or voluntary resignation, Mr. Botbol will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a pro rata portion of any annual incentive compensation that Mr. Botbol would have been entitled to receive and, (iii) a separation benefit in an amount equal to twenty-six (26) weeks of base salary payable in biweekly installments. If Mr. Botbol’s employment is terminated other than for cause or due to his voluntary resignation within 18 months of a “change in control” event, he will be entitled to receive (i) any unearned and unpaid base salary and annual incentive compensation that has accrued but is paid as of the date of termination, (ii) a separation benefit in an amount equal to one year of base salary payable in lump sum. Mr. Botbol’s entitlement to receive any separation benefit described in this paragraph is conditioned on Mr. Botbol executing a general release satisfactory to the Company.

Under the terms of the Employment Agreement, Mr. Botbol will be subject to certain confidentiality, non-solicitation, and other restrictive covenants described in the Agreement.

Executive Compensation Program Objectives and Overview

The Compensation Committee conducts an annual review of our executive compensation programs to ensure that:

•        The program is designed to achieve our goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

•        The program adequately rewards performance which is tied to creating stockholder value.

Our current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) grants of stock options and restricted stock.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued productive service. Annual incentive bonuses are primarily intended to motivate our executive officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. We may also provide discretionary bonuses to our executives to incentivize or reward for them for performance resulting in significant benefit to the Company or its stockholders. Our long-term equity incentives are primarily intended to align executive officers’ long-term interests with stockholders’ long- term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and stock option or restricted stock grants are the elements of our executive compensation program designed to reward performance and thus the creation of stockholder value.

We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each executive officer that we believe achieves our compensation objectives. In determining our current executive compensation program and the amounts of compensation for each component of our program, the Compensation Committee evaluates the current executive compensation data for companies in our industry. The Compensation Committee believes that our current executive compensation program is appropriate based on the evaluation of the compensation paid by companies in our industry for similarly situated employees.

Role of Compensation Committee and Executive Officers in Compensation Decisions

The role of our Compensation Committee is to oversee our compensation programs and retirement plans and policies and review and approve all compensation decisions relating to the Company’s Named Executive Officers, including our Chief Executive Officer. Our Compensation Committee reviews, and in consultation with the entire Board of Directors and our Chief Executive Officer (other than with respect to his own compensation), makes all compensation decisions for the Named Executive Officers. The Compensation Committee reviews and recommends the annual compensation package of our Chief Executive Officer, the adoption of which requires the approval of the independent members of the Board of Directors.

Our Compensation Committee intends to meet with our Chief Executive Officer at least annually to review the performance of the other executive officers, receive the recommendations of the Chief Executive Officer on the executive officers’ compensation and approve their annual compensation packages. This meeting is intended to include a review by the Chief Executive Officer of the performance of each Named Executive Officer who reports directly to our Chief Executive Officer.

Setting Executive Compensation

In furtherance of the philosophy and objectives described above, in setting compensation for our executive officers, our Compensation Committee considered data from various sources, in addition to other factors, to assess competitive pay levels and establish compensation targets for base salary, annual incentives and long-term incentives.

Base Salary

We provide our executive officers and other employees with a base salary designed to compensate them for the day-to-day services rendered to us during the fiscal year. Our Compensation Committee reviews each executive officer’s salary and performance annually. Market data from the Survey Group is used to determine base salary ranges for our executive officers based on the position and responsibility. An executive officer’s actual salary relative to this competitive salary range varies based on the level of his or her responsibility, experience, individual performance and internal pay-equity considerations. Specific salary increases take into account these factors and the current market for management talent. Salary increases are considered by the Compensation Committee each year.

Annual Incentive Compensation

We have an Executive Incentive Plan (the “Bonus Plan”) for our executive officers and other participating employees. The Bonus Plan, administered by the Compensation Committee, provides that the Compensation Committee will determine the total amount of performance incentive bonuses to be paid to participants under the Bonus Plan. Bonuses are based upon specific measures of our financial performance and achievement of each participant’s agreed upon annual goals.

Specifically, the Bonus Plan provides for target bonuses as a percent of each participant’s yearly salary. The target bonuses for our executive officers are as follows:

Chief Executive Officer — 50%

Senior Executive Officers — 50%

Vice Presidents and key employees — 20% to 50%, as specified

Junior employees may participate in the plan as designated.

Payouts under the Bonus Plan are subject to the approval of the Compensation Committee following the finalization of our annual financial results and are based upon the following metrics: (i) Total Annual Cash Sales, (ii) Overall Adjusted EBITDA, (iii) increase in Adjusted EBITDA and (iv) achievement of the participant’s individual goals.

Equity Incentive Compensation

The Company’s 2015 Incentive Plan was approved by the stockholders at our annual meeting of stockholders on July 16, 2015. The 2015 Incentive Plan reserves 5,000,000 shares of our Common Stock for stock options, restricted stock, and a variety of other types of equity awards. We believe that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. We believe that equity based incentive compensation plans, such as the Incentive Plan, increase our ability to achieve this objective, and, by allowing for several different forms of long-term equity based incentive awards, help us to recruit, reward, motivate and retain talented employees and other service providers. The text of the 2015 Incentive Plan is included in the attachment marked as Appendix B to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 16, 2015.

Discretionary Performance Bonuses

In addition to compensation available under the Bonus Plan, which are intended to compensate executives based upon specific measures of our financial performance and achievement of each participant’s agreed upon annual goals, we may also provide, on a case by case basis, discretionary transaction bonuses to executives who have accomplished goals or results of significant benefit to the Company or its stockholders not included in the Bonus Plan. Payment of such Discretionary Performance Bonuses are subject the approval of the Compensation Committee and ratification by the full Board.

Deferred Compensation Plans

We do not have a deferred compensation plan.

Retirement Benefits

We have a 401(k)-employee savings plan for eligible employees that provides for a matching contribution from us, determined each year at our discretion. The Company made matching contributions in 2020.

Medical, Dental, Life Insurance and Disability Coverage

We provide other benefits such as medical, dental and life insurance, and disability coverage to each Named Executive Officer in benefits plans that are also provided to all eligible U.S. based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package.

Deductibility of Executive Compensation

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

For 2020, the annual salary paid to any of our Named Executive Officers did not exceed $1.0 million. Restricted stock granted under the terms of long-term incentives are exempt as performance-based compensation for purposes of calculating the $1.0 million limit. To maintain flexibility in compensating the Named Executive Officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

Executive Compensation Tables

The following table sets forth information regarding compensation earned by, awarded to or paid to our Named Executive Officers during the two fiscal years ended December 31, 2020 and 2019:

Summary Executive Compensation Table
For the Years Ended December 31, 2020(1) and 2019

				Stock
Name and Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Awards(2)(3) ($)	Other(4) ($)	Total ($)
James E. May	2020	188,792	—	—	17,904	206,696
General Counsel (since 03/08/2021) Chief Executive Officer (06/07/2019 – 03/08/2021) Interim Chief Executive Office (01/15/2019 – 06/07/2019)	2019	289,787	—	6,148	25,813	321,748

Vanessa Guzmán-Clark	2020	145,384	—	—	15,277	160,661
Vice President and Chief Financial Officer (since 10/01/2019) Senior Corporate Controller (01/28/2019 – 10/01/2019)	2019	138,539	—	3,600	16,811	158,950

Anthony C. Humpage (through 01/15/2019)	2020(5)	17,308	—	—	8,440	25,748
Chief Executive Officer and Director	2019	378,451	—	22,588	28,956	429,995

Iain Edwards(6) (through 11/26/2019)
Co-President	2019	164,840	—	6,148	17,308	188,296

Martin Foster(6) (through 11/26/2019)
Co-President	2019	179,284	—	6,148	18,825	204,257

____________

(1)      Due to the financial conditions of the company during each of the years presented above, and the impact of COVID-19 on the business, no bonuses were either accrued or paid to executive management. Commencing with the second quarter of 2020, executive management self-imposed a voluntary reduction of its salary for the year ended December 31, 2020.

(2)      The Company’s 2015 Equity Plan (the “2015 Incentive Plan”) was approved by the stockholders at our annual meeting of stockholders on July 16, 2015. The 2015 Incentive Plan reserves 5,000,000 shares of our Common Stock for stock options, restricted stock, and a variety of other types of equity awards. The text of the 2015 Incentive Plan is included in the attachment marked as Appendix B to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 16, 2015. The financial activity pertaining to our employees and directors under the 2015 Incentive Plan is reflected in our consolidated financial statements presented herein.

(3)      Stock awards are valued based on the closing price per share on the grant date.

(4)      Includes 401(k) match, employer portion of employee’s health, vision, dental and life insurance benefits paid by the Company as part of the Company’s Employee Benefits Programs.

(5)      Wages paid during 2020 pertain to Separation Agreement. See “Executives Employment Agreements”.

(6)       Salary and Bonus were paid in GBP, the USD values are based on an average conversion rate for the year ended December 31, 2019.

As of December 31, 2020, there were no outstanding option awards for any of our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

The employment agreement with our Chief Executive Officer provides for payments upon termination without “cause”, as defined in the agreement, of six months base salary. Upon termination of the CEO’s employment without Cause within 18 months following a Change in Control (as such terms are defined in the agreement,) the CEO shall receive amounts earned by him but not yet paid as of the termination date, and one year of base salary.

The employment agreement with our Chief Financial Officer provides for payments upon termination without “cause”, as defined in the agreement, of six months base salary. Upon termination of the CEO’s employment without Cause within 18 months following a Change in Control (as such terms are defined in the agreement,) the CFO shall receive amounts earned by her but not yet paid as of the termination date, and one year of base salary.

The employment agreement with our General Counsel provides for payments upon termination without “cause”, as defined in the agreement, of six months base salary. Upon termination of the CEO’s employment without Cause within 18 months following a Change in Control (as such terms are defined in the agreement,) the CFO shall receive amounts earned by her but not yet paid as of the termination date, and one year of base salary.

Our Named Executive Officers have also signed confidentiality and non-competition agreement that applies for certain time periods following the employee’s termination of employment for any reason. The non-competition time period after termination of employment is generally one to two years.

Compensation Committee Report

I, the Chairman of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Peter W. Harper

IX.     PROPOSAL IV — TO CONSIDER AND VOTE TO APPROVE THE SPIN OFF TRANSACTION

We are requesting that the stockholders consider and vote to approve the Spin Off Transaction described in this Proxy Statement. On May 28, 2021, our Board of Directors approved the Spin Off Transaction, subject to approval by our stockholders at the Annual Meeting. The text of the definitive agreement relating to the Spin Off Transaction (the “Definitive Agreement”), as proposed, is included in the attachment marked as Appendix A to this Proxy Statement. This summary contains selected information from this Proxy Statement relating to the Spin Off Transaction and may not contain all of the information that is important to you. To fully understand the Spin Off Transaction, and to obtain a more complete description of the legal terms thereof, you should carefully read this entire document, including the Appendix to which we refer you.

Our Board of Directors has determined that it is in the best interest of the Company and its stockholders to enter into and consummate the Spin Off Transaction. The Spin Off Transaction, as reflected in the Definitive Agreement, contemplates the acquisition of the Company’s existing business by Legacy Tech Partners, LLC, a Delaware limited liability company (“LTP”). In advance of the Spin Off Transaction, Legacy Education Alliance Holdings, Inc., a Colorado corporation (“Legacy Holdco”) and wholly-owned subsidiary of the Company, will acquire all assets and liabilities of the Company (excluding the new Legacy EdTech business that will remain with the Company after the Spin Off Transaction (the “New Business”) and any obligations under the Debt Financing). At the closing of the Spin Off Transaction, LTP will acquire from the Company 100% of the outstanding equity interests of Legacy Holdco.

As previously disclosed, on March 8, 2021 the Company and LTP entered into a debt financing (the “Debt Financing”) pursuant to which the Company issued to LTP a Senior Secured Convertible Debenture (“Debenture”), and under which LTP loaned the Company, to date, the principal sum of $375,000 (the “Initial Loan”). On May 4, 2021 LTP exercised its conversion rights with respect to $329,200 of the outstanding principal of the Initial Loan at a conversion price of $0.05 per share, and resulting in the issuance of 6,584,000 shares of Common Stock to LTP.

Description of Spin Off Transaction

The following is a summary of the principal features of the Spin Off Transaction and the Definitive Agreement. The summary is qualified in its entirety by reference to the copy of the Definitive Agreement set forth in Appendix B. In advance of the Spin Off Transaction, Legacy Holdco will acquire all assets and liabilities of the Company (excluding the New Business and any obligations under the Debt Financing). At the closing of the Spin Off Transaction, LTP will acquire 100% of the outstanding equity of Legacy Holdco (“Purchased Shares”), as follows:

Consideration and License Agreement

The equity interests of Legacy Holdco will be acquired by LTP for $100 and a license of certain intellectual property in accordance with the terms of a license agreement (the “License Agreement”) to be executed by the parties. Legacy Holdco is the owner of certain intellectual property relating to the New Business and identified in the License Agreement, which includes all right, title and interest in and to certain trademarks, tradenames, design logos, customer lists, software licenses, as well as concepts, know how, trade secrets and copyrighted materials, and the collective attendant goodwill therein. Pursuant to the License Agreement, Legacy Holdco will license to the Company, on a non-exclusive, perpetual, royalty-free basis, certain of the intellectual property and assets of the current seminar business solely for use in the New Business.

In addition to the foregoing, the Definitive Agreement contains representations, warranties, covenants, and closing conditions customary for transactions of its type.

Representations and Warranties

The Definitive Agreement contains a number of representations and warranties made by the Company and LTP. The statements embodied in those representations and warranties are made for purposes of the Definitive Agreement among the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Definitive Agreement. Certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because they are qualified as described above. Moreover, information concerning the subject matter of the representations and warranties may change following the date of the Definitive Agreement, and these changes may or may not be fully reflected in the Company’s public disclosures. The Definitive Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is contained in this Proxy Statement, as well as in the filings that the Company will make and has made with the SEC.

Covenants

Until closing of the Definitive Agreement, we are required to, unless otherwise consented to by LTP, conduct the Company’s business in the ordinary course of business consistent with past practice, and the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the prior written consent of LTP (such consent not to be unreasonably withheld, conditioned or delayed):

•        except with respect to foreign subsidiaries, liquidate, dissolve or wind-up the business and affairs of any Legacy Company, effect any merger or consolidation, or a merger or consolidation in which a Legacy Company is a constituent party and a Legacy Company issues shares of its capital stock, or any sale, lease, transfer or exclusive license or other disposition, in a single transaction or series of related transactions, by a Legacy Company, of all or substantially all of the assets of such Legacy Company, or consent to any of the foregoing;

•        amend, alter or repeal any provision of the certificate of incorporation, bylaws, operating agreement or other governing document of a Legacy Company;

•        enter into, extend, modify, terminate or renew any material contract, except in the ordinary course of business;

•        issue, sell, deliver, pledge or amend the terms of any Legacy Company’s capital stock, membership interests or other equity securities or issue, sell or deliver any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its capital stock, membership interests or other equity securities; or

•        make any redemption, acquisition or purchase, or offer to redeem, acquire or purchase, any shares of a Legacy Company’s capital stock or other equity securities or any rights, warrants or options to acquire any such shares of capital stock or other equity securities of a Legacy Company, except as provided under the Definitive Agreement.

Additional covenants are set forth in the Definitive Agreement.

Closing Conditions

The obligations of either party to consummate the Spin Off Transaction and the transactions contemplated by the Definitive Agreement are subject to standard closing conditions for a transaction such as the Spin Off Transaction, including without limitation:

•        completion of regulatory review, including SEC review, and receipt of any required regulatory approvals and necessary third party approvals;

•        Approval by the Company’s stockholders of the Spin Off Transaction and related matters;

•        there shall not have been any material adverse changes in the Company’s business, customer relationships, operations, financial condition, regulatory environment, or prospects of Legacy Holdco and its subsidiaries;

•        forgiveness by the Small Business Administration (“SBA”) of that portion of the Company’s loans pursuant to the Paycheck Protection Program for which the Company is eligible for forgiveness; and

Interests of Our Directors and Executive Officers in the Spin Off Transaction

In considering the recommendation of our Board to vote “FOR” the Spin Off Transaction Proposal, you should be aware that, aside from their interests as a Company stockholder, three of our directors, Barry Kostiner, Michel Botbol and Cary Sucoff, have interests in the Spin Off Transaction that are different from, or in addition to, the interests of our stockholders generally. Immediately after the Closing, LTP plans to distribute the Purchased Shares (and its rights under the Definitive Agreement) to its members who, in turn, will transfer their interests in Legacy Holdco in a way that will result in Mr. Kostiner, Mr. Botbol and Mr. Sucoff having beneficial ownership interests in Legacy Holdco of 23.75%; 11.875%; and 5% respectively. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Definitive Agreement and to recommend that the Company’s stockholders approve and adopt the Definitive Agreement and the transactions contemplated thereby, including the Spin Off Transaction.

Federal Income Tax Consequences

The U.S. federal income tax consequences of the Spin Off Transaction may vary from stockholder to stockholder. Each Company stockholder is urged to consult his, her or its tax advisor as to the specific tax consequences of the Spin Off Transaction to that stockholder, including the effect of any state, local, or non-U.S. tax laws and of changes in applicable tax laws. Tax consequences under state, local and non-U.S. laws, or federal laws, are not addressed in this Proxy Statement. No rulings have been requested or received from the Internal Revenue Service as to the tax consequences of the Spin Off Transaction and there is no intent to seek any such ruling.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy, and eligible to vote, at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. As this vote is a non-routine matter, broker non-votes will have no effect.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE SPIN OFF TRANSACTION IS ADVISABLE, FAIR, AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SPIN OFF TRANSACTION

X.     PROPOSAL V — THE 20% ISSUANCE PROPOSAL

On March 8, 2021, the Company issued a Senior Secured Convertible Debenture (“Debenture”) to Legacy Tech Partners, LLC (“LTP”) a Delaware limited liability company. The Debenture accrues interest at a rate of 10% and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and March 8, 2022. The Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share. Together with each Conversion Share a warrant will be issued with a strike price of $0.05 per share and an expiration date of March 8, 2026 (the “Warrants”). LTP has an obligation to lend the Company an additional $625 thousand under the same terms prior to March 9, 2022, and an option to fund an additional $4 million under the same terms prior to March 8, 2024. LTP also as the option to extend the maturity date of each loan it makes to the Company, including the initial loan of $375 thousand for a term not to exceed four years from the original maturity date of that loan. The Debenture is secured by a lien on all the Company’s assets. The Company’s U.S. subsidiaries entered into Guaranties on March 9, 2021 in favor of LTP under which such subsidiaries guaranteed the Company’s obligations under the Debenture and granted LTP a lien on all assets of such subsidiaries.

Under the terms of the Debenture, LTP is limited in the number of Conversion Shares it can receive upon conversion, and the number of warrants it can exercise, to an aggregate amount less than 20% of the issued and outstanding shares of Common Stock after taking into account the Conversion Shares and the Warrants exercised,

In addition, on February 12, 2021, the Company filed with the Securities and Exchange Commission Amendment No. 3 to the Company’s Registration Statement on Form 10/A amends and supplements the information set forth in the Registration Statement on Form 10 (File No. 17836895) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 12, 2017, as amended by Amendment No. 1 to Registration Statement filed by the Company with the Commission on June 27, 2017, and Amendment No. 2 to Registration Statement filed by the Company with the Commission on November 21, 2018 (as amended, the “Registration Statement”), in connection with the preferred stock purchase rights (the “Rights”) distributed to the shareholders of the Company pursuant to the Shareholder Rights Agreement dated as of February 16, 2017 between the Company and Broadridge Corporate Issuer Solutions, Inc. in substitution for Vstock Transfer, LLC as Rights Agent, as amended (the “Rights Agreement”). The description of the Rights in the Registration Statement is incorporated by reference herein and amended hereby. The Rights Agreement excludes issuances of shares that are approved in advance by the Board. Because the Board has approved the potential issuance of more than 20% of our common stock to LTP, LTP will not be considered to be an “Acquiring Person” (as defined in the Rights Agreement) and the Rights Agreement will not be triggered.

We are seeking approval from the stockholders to authorize the potential issuance of 20% or more of our common stock or 20% or more of our voting power outstanding in order to authorize potential issuances of our common stock to LTP in connection with conversion and/or redemption of the Debenture and/or exercise of Warrants issued to LTP and any resulting change of control, which may result from the issuance of the Common stock to LTP.

The issuance of shares of our common stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

LTP has not notified the Company of an intent to exercise any additional conversion rights under the Debenture or to exercise any Warrants issued thereunder. As a result, the level of potential dilution cannot be determined at this time.

No Appraisal Rights

Under the NRS, stockholders are not entitled to rights of appraisal with respect to Proposal V, and we will not independently provide our stockholders with any such right.

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by the holders of all of the shares of common stock present in person or represented by proxy and entitled to voting on such matter will be required for approval of the 20% Issuance Proposal. Abstentions will have the effect of a vote against the Issuance Proposal. As this vote is a non-routine matter, broker non-votes will have no effect.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 20% ISSUANCE PROPOSAL

PROPOSAL VI — TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE SPIN-OFF TRANSACTION PROPOSAL AND/OR THE 20% ISSUANCE PROPOSAL

We are asking our stockholders to consider and vote upon an adjournment by stockholders of the Annual Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Spin-off Transaction Proposal as described in Proposal IV and/or the 20% Issuance Proposal as described in Proposal V.

If not enough stockholders vote to approve the Spin-Off Transaction Proposal or the 20% Issuance Proposal, and the Adjournment Proposal is approved by the stockholders, the Board will adjourn the Annual Meeting and reschedule at such time and place as the Board determines. The Board currently intends to reschedule the Annual Meeting within five to ten days of the adjournment and publish notice of the meeting on the Company’s website.

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by the holders of all of the shares of stock present in person or represented by proxy and entitled to voting on such matter will be required for approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Spin Off Transaction Proposal and/or the 20% Issuance Proposal. Abstentions will have the effect of a vote against the Issuance Proposal. As this vote is a non-routine matter, broker non-votes will have no effect.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE SPIN-OFF TRANSACTION PROPOSAL AND/OR THE 20% ISSUANCE PROPOSALPROPOSAL

XI.     OTHER MATTERS

Cost of Soliciting Your Proxy.

We will pay the expenses for the preparation and mailing of the Proxy materials and the solicitation by the Board of your Proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your Proxy, in person or by telephone, mail, facsimile or other means of communication.

Other Business.

We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the Proxy holders will vote on such matter in their discretion.

Stockholder Proposals for the 2022 Annual Meeting.

Stockholders of record wishing to present a proposal or director nomination at the 2022 annual meeting (“2022 Annual Meeting”) must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the record stockholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the date on which the corporation first mailed its Proxy materials for the 2021 annual meeting, provided, however, that in the event that the date of the 2022 annual meeting is changed by more than thirty (30) days from the anniversary date of the 2021 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

These advance notice provisions are in addition to, and separate from, the SEC requirements that a stockholder must meet to have a proposal included in our Proxy Statement and form of Proxy for presentation at our annual meetings. Under SEC Rule 14a-8, if a stockholder wants to nominate a person to stand for election as a Director or introduce an item of business at our 2022 Annual Meeting and have us include such nomination or proposal in our Proxy Statement and form of Proxy for presentation at the 2022 Annual Meeting, the nomination or proposal must be received at our principal executive offices not less than 120 calendar days before the date of our 2021 Proxy Statement is released to shareholders in connection with this year’s annual meeting; provided, however, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before the company begins to print and send its Proxy materials.

Stockholders Sharing an Address.

Consistent with notices sent to record stockholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any stockholder at that address. This “householding” practice reduces our printing and postage costs. Stockholders may request or discontinue householding, or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•        Record stockholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Legacy Education Alliance, Inc., 1490 N.E. Pine Island Road, Suite 5D, Cape Coral, Florida 33909.

•        Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•        Any househeld stockholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting our or may write to our Corporate Secretary at: Legacy Education Alliance, Inc., 1490 N.E. Pine Island Road, Suite 5D, Cape Coral, Florida 33909. Instructions for requesting such materials are also included in the Notice.

Disclaimer.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Appendix A

LEGACY EDUCATION ALLIANCE, INC.

2021 INCENTIVE PLAN

1.     ESTABLISHMENT, EFFECTIVE DATE AND TERM

Legacy Education Alliance, Inc., a Nevada corporation hereby establishes the Legacy Education Alliance, Inc. 2021 Incentive Plan. The Effective Date of the Plan shall be July 2, 2021, provided that the shareholders of LEAI shall have approved this Plan by July 2, 2022. Any Award issued under the Plan prior to the shareholders’ approval of the Plan shall be contingent on such approval.

2.     PURPOSE

The purpose of the Plan is to enable LEAI to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in LEAI and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of LEAI.

3.     ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4.     ADMINISTRATION

(a)     Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b)     Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c)     Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d)     Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

Appendix A-1

(e)     Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of LEAI, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of LEAI. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5.     SHARES OF COMMON STOCK SUBJECT TO PLAN

(a)     Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 5 million (5,000,000) shares.

(b)     Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i)     With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of seven hundred and fifty thousand (750,000) shares of such shares may be subject to grants of Incentive Stock Options;

(ii)     With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of seven hundred and fifty thousand (750,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iii)     With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of four hundred and fifty thousand (750,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(iv)     The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be two million dollars ($2,000,000).

(c)     Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i)     In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii)     In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii)     Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d)     Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.

(e)     Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of LEAI by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend

Appendix A-2

or other distribution payable in capital stock of LEAI or other increase or decrease in such shares effected without receipt of consideration by LEAI occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the aggregate limits of the number of shares of Common Stock that may be issued in connection with different types of Awards, as described in Section 5(b), (iv) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (v) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (vi) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vii) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) to Non-Qualified Stock Options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Non-Qualified Stock Options. Additionally, any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.     OPTIONS

(a)     Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section. The provisions of separate options need not be identical.

(b)     Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options. Notwithstanding anything to the contrary, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

(c)     Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d)     Limitation on Repricing. Unless such action is approved by LEAI’s shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current Fair Market Value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

(e)     Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f)     Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

Appendix A-3

(i)     Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii)     Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii)     Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of LEAI, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g)     Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11 and 12 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest in four equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date.

(h)     Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to LEAI a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Unless otherwise provided by the Committee, said notice must be delivered to LEAI at its principal office and addressed to the attention of: Chief Financial Officer. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i)     Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i)     by cash, certified or cashier’s check, bank draft or money order;

(ii)     through the delivery to LEAI of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to LEAI’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in LEAI incurring any liability under Section 16(b) of the Exchange Act;

(iii)     through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to LEAI, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to LEAI to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(iv)     by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

(j)     Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary,

Appendix A-4

the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i)     Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii)     Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii)     Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv)     Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7.     STOCK APPRECIATION RIGHTS

(a)      Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b)      Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(a)      Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of LEAI, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(b)      Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which

Appendix A-5

the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)     Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. All grants of Restricted Stock and Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b)     Restrictions. Unless as otherwise set forth in the Plan, Restricted Stock and Restricted Stock Units may not be transferred. The Committee shall impose such restrictions on Restricted Stock and Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11 and 12 of the Plan, Restricted Stock and Restricted Stock Units covered by any Award under this Plan that are subject solely to a future service requirement shall vest over the three-year period immediately following the Grant Date in equal annual increments of 33.3%, with one increment vesting on each anniversary date of the Grant Date. Shares of Restricted Stock and Restricted Stock Units subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).

(c)     Certificates and Certificate Legend. With respect to a grant of Restricted Stock, LEAI may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. LEAI may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in LEAI Inc. 2021 Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and LEAI Inc. (the “Company”), dated _____________ (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d)     Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, held in escrow by the Company with respect to such Restricted Stock.

(e)     Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the Restricted Stock Units shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Participant’s name pursuant to the Restricted Stock Units; provided, however the Committee, in its sole and absolute discretion, may provide for Dividend Equivalents on vested Restricted Stock Units.

(f)     Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and Restricted Stock Units held by the Participant and any dividends or distributions held in escrow by LEAI with respect to such Restricted

Appendix A-6

Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock and Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(e) as if such grants were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

(g)     Payment of Common Stock with respect to Restricted Stock Units. Notwithstanding anything to the contrary herein, unless otherwise provided in the Award agreement, Common Stock will be issued with respect to Restricted Stock Units no later than March 15 of the year immediately following the year in which the Restricted Stock Units are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that Participant has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, Dividend Equivalents on the Common Stock covered by Restricted Stock Units shall be deferred, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, with the number of such additional Restricted Stock Units to be determined by reference to the Fair Market Value of Common Stock at the time the Dividend Equivalent is declared.

9.     PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)     Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b)     Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Adjusted EBITDA (earnings before interest, income tax, depreciation and amortization, excluding non-recurring items, certain non-cash items, and adjusted for the change in deferred revenue and expense; (ii) the attainment of certain target levels of, or a percentage increase in, LEAI’s after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase relating to, LEAI’s operational cash flow, working capital or increase in cash sales, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, LEAI’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of LEAI’s long-term or short-term public or private debt or other similar financial obligations of LEAI, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share; (vii) the attainment of certain target levels of, or a specified percentage increase in, LEAI’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, LEAI’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, LEAI’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the Fair Market Value of the Company’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, LEAI’s enterprise value or value creation targets; and/or (xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith. In addition, Performance Goals may be based upon the attainment by a subsidiary, division, or other operational unit or segment of LEAI of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by LEAI (or a subsidiary, division, facility or other operational unit of LEAI) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. With respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals

Appendix A-7

may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c)     Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of our Common Stock. No payments shall be made with respect to unvested Performance Shares and Performance Units.

(d)     Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. On the April 15th following the last day of a Performance Period in which the Committee has certified the results in writing, the amounts distributable with respect to a Performance Shares or a Performance Units, shall be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e)     Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i)     Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii)     Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

Appendix A-8

10.     OTHER AWARDS

Awards of shares of Common Stock, phantom stock, and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11.      CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of LEAI, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of LEAI, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of LEAI, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

12.     CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by LEAI or any entity that is a part of the Company immediately after such event. The foregoing provision shall not apply to Performance Shares or Performance Units.

13.     REQUIREMENTS OF LAW

(a)     Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b)     Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be

Appendix A-9

placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c)     Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)     Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

14.     GENERAL PROVISIONS

(a)     Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b)     Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c)     Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(e) and subject to Section 8(e) and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d)     Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for LEAI determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein,

Appendix A-10

a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e)     Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f)     Issuance of Certificates; Shareholder Rights. LEAI shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g)     Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h)     Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of LEAI offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i)     Use of Proceeds. The proceeds received by LEAI from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of LEAI.

(j)     Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of LEAI in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 11.

(k)     Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of LEAI in accordance with applicable law and the Articles of Incorporation and Bylaws of LEAI shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of LEAI must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the

Appendix A-11

holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l)     Section 409A of the Code. The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

If, at any time, tax advisors to the Company determine that the terms of any outstanding Award results in additional tax or interest to the Holder under Section 409A of the Code, the Board shall have the authority to enter into an amendment of such Award, consistent with this Plan, that is designed to avoid such additional tax or interest.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(m)     Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n)     Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o)     Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to

Appendix A-12

the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p)     Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q)     Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r)     Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s)     Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t)     Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u)     Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v)     Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w)     Notices. Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to LEAI, to its principal place of business, attention: Chief Financial Officer, and if to the holder of an Award, to the address as appearing on the records of the Company.

Appendix A-13

APPENDIX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by LEAI and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of LEAI.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon:

(a)     any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than LEAI, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of LEAI in substantially the same proportions as their ownership of common stock of LEAI), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of LEAI representing fifty percent (50%) or more of the combined voting power of LEAI’s then outstanding securities;

(b)     during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by LEAI’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)     a merger, consolidation, reorganization, or other business combination of LEAI with any other entity, other than a merger or consolidation which would result in the voting securities of LEAI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of LEAI or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of LEAI (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of LEAI’s then outstanding securities shall not constitute a Change in Control; or

(d)     the shareholders of LEAI approve a plan of complete liquidation of LEAI or the consummation of the sale or disposition by LEAI of all or substantially all of LEAI’s assets other than (x) the sale or disposition of all or substantially all of the assets of LEAI to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of LEAI at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of LEAI.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

Appendix A-14

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of LEAI.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board. If no Committee exists, the functions of the Committee will be exercised by the Board. Notwithstanding the foregoing, the Compensation Committee shall have the sole authority to grant and govern Awards made to Covered Employees and the Board shall have the sole authority to grant and govern Awards made to non-employee directors of the Company.

“Common Stock” means the common stock, no par value per share, of LEAI.

“Company” means LEAI, the subsidiaries of LEAI, and all other entities whose financial statements are required to be consolidated with the financial statements of LEAI pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of LEAI as determined by the Committee in its sole and absolute discretion.

“Compensation Committee” means a committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m).

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; (iv) any misconduct by the Participant which results in the Company being required to restate its financial statements, or (v) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean the date that the Plan was approved by the Board in accordance with the laws of the State of Nevada or such later date as provided in the resolutions adopting the Plan.

Appendix A-15

“Eligible Individual” means any employee, officer, director (employee or non-employee director), or independent contractor or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for LEAI or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the average selling price reported for the Common Stock for the thirty (30) day period ending on such applicable date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, Inc.,; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the Financial Industry Regulatory Authority, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the Financial Industry Regulatory Authority, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“LEAI” means Legacy Education Alliance, Inc., a Nevada Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Section 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of LEAI.

“Plan” means this LEAI Inc. 2021 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does not commit to perform services for LEAI or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

Appendix A-16

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right, granted under this Plan, to receive Common Stock upon the satisfaction of certain conditions, or if later, at the end of a specified deferral period following the satisfaction of such conditions.

“Section 424 Employee” means an employee of LEAI or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

Appendix A-17

Appendix B

SHARE PURCHASE AGREEMENT

by and between

LEGACY TECH PARTNERS, LLC,
as Buyer,

and

LEGACY EDUCATION ALLIANCE, INC.,
as Seller

Dated as of June [•], 2021

Appendix B-i

TABLE OF CONTENTS:

I.	PURCHASE OF COMPANY SHARES		B-1
	1.1.	Purchase of Company Shares	B-1
	1.2.	Consideration for the Purchased Shares	B-1

II.	CLOSING		B-2
	2.1.	Closing	B-2
	2.2.	Conditions to Obligations of Each Party	B-2
	2.3.	Conditions to Obligations of Seller	B-2
	2.4.	Conditions to the Obligations of Buyer	B-3
	2.5.	Closing Deliveries by Seller	B-3
	2.6.	Closing Deliveries by Buyer	B-4
	2.7.	Frustration of Conditions	B-4

III.	REPRESENTATIONS AND WARRANTIES OF SELLER		B-4
	3.1.	Organization and Qualification	B-4
	3.2.	Authorization and Binding Effect; Corporate Documentation	B-4
	3.3.	Title to the Purchased Shares	B-5
	3.4.	Capitalization	B-5
	3.5.	Subsidiaries	B-5
	3.6.	Non-Contravention	B-6
	3.7.	SEC Filings and Financial Statements	B-6
	3.8.	Absence of Liabilities	B-7
	3.9.	Absence of Certain Changes	B-7
	3.10.	Title to and Sufficiency of Assets	B-8
	3.11.	Personal Property	B-8
	3.12.	Real Property	B-8
	3.13.	Intellectual Property	B-8
	3.14.	Compliance with Laws	B-10
	3.15.	Permits	B-10
	3.16.	Litigation	B-10
	3.17.	Contracts	B-10
	3.18.	Tax Matters	B-11
	3.19.	Environmental Matters	B-12
	3.20.	Employee Benefit Plans	B-12
	3.21.	Employees and Labor Matters	B-13
	3.22.	Insurance	B-13
	3.23.	Bank Accounts	B-14
	3.24.	Suppliers and Customers	B-14
	3.25.	No Brokers	B-14
	3.26.	PPP Loans	B-14
	3.27.	No Other Representations and Warranties	B-15

IV.	REPRESENTATIONS AND WARRANTIES OF BUYER		B-15
	4.1.	Organization and Qualification	B-15
	4.2.	Authorization	B-15
	4.3.	Non-Contravention	B-15
	4.4.	No Brokers	B-15
	4.5.	Litigation	B-15
	4.6.	Investment Intent	B-15
	4.7.	No Other Representations and Warranties	B-15

Appendix B-ii

V.	OTHER AGREEMENTS		B-16
	5.1.	Further Assurances	B-16
	5.2.	Confidentiality	B-16
	5.3.	Publicity	B-16
	5.4.	Litigation Support	B-17
	5.5.	Agreement Regarding Intellectual Property	B-17
	5.6.	Release and Covenant Not to Sue	B-17
	5.7.	Tax Matters	B-17
	5.8.	Pre-Closing Management of the Ameri Companies	B-18
	5.9.	Acquisition Proposals	B-19
	5.10.	Access to Information	B-21
	5.11.	Proxy Statement and Annual Meeting	B-21
	5.12.	Reorganization	B-21

VII.	TERMINATION		B-22
	6.1.	Termination	B-22
	6.2.	Effect of Termination	B-22

VIII.	GENERAL PROVISIONS		B-23
	7.1.	No Survival	B-23
	7.1.	Expenses	B-23
	7.3.	Notices	B-23
	7.4.	Severability	B-23
	7.5.	Assignment	B-23
	7.6.	No Third-Party Beneficiaries	B-24
	7.7.	Amendment; Waiver	B-24
	7.8.	Entire Agreement	B-24
	7.9.	Remedies	B-24
	7.10.	Dispute Resolution	B-24
	7.11.	Governing Law; Jurisdiction; Waiver of Jury Trial	B-25
	7.12.	Interpretation	B-25
	7.13.	Mutual Drafting	B-26
	7.14.	Counterparts	B-26
	7.15.	Attorney-Client Privilege	B-26

ANNEXES:

I     Definitions

Appendix B-iii

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of June [•], 2021, by and between Legacy Tech Partners, LLC, a Delaware limited liability company (“Buyer”), and Legacy Education Alliance, Inc., a Nevada corporation (“Seller”). Buyer and Seller are referred to in this Agreement individually as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, Legacy Education Alliance Holdings, Inc., a Colorado corporation, is a wholly-owned subsidiary of Seller (the “Company”);

WHEREAS, after the date hereof, but prior to the consummation of the transactions contemplated by this Agreement, Seller will consummate a reorganization (the “Reorganization”) pursuant to which the Seller will, and will cause its subsidiaries to, contribute, transfer and convey to the Company all of its subsidiaries (excluding the Liquidated Foreign Subsidiaries) and all of the assets and liabilities of Seller’s current business (excluding any obligations under the Debt Financing (as defined below) and excluding the Excluded EdTech Business (as defined below) and the Legacy Education Alliance, Inc. registered Trademark and goodwill associated therewith (the “Excluded Name”)) and otherwise take such other actions as contemplated by Section 5.12 hereof;

WHEREAS, Seller desires to sell and convey to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding equity interests of the Company, subject to the terms and conditions set forth herein (the “Purchase” and, together with the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”);

WHEREAS, the board of directors of Seller (the “Seller Board”) has (the “Seller Board Approval”) (i) determined that the Purchase and the other Transactions are fair, advisable and in the best interests of Seller and its stockholders, (ii) authorized and approved this Agreement, the Ancillary Documents to which Seller is a party or by which it is bound, the performance by Seller of its obligations hereunder and thereunder and the consummation of the Purchase and the other Transactions and (iii) determined to recommend to Seller’s stockholders the approval and adoption of this Agreement, the Ancillary Documents and the Purchase and the other Transactions (the “Seller Board Recommendation”);

WHERAS, on March 8, 2021, in contemplation of this Agreement, Seller issued a Senior Secured Convertible Debenture (“Debenture”) to Buyer, which made an initial loan thereunder of $375,000 and agreed to fund at least an additional $625,000 (such loan, together with the other transactions contemplated by the Debenture, the “Debt Financing”); and

WHEREAS, certain capitalized terms used herein are defined in Annex I.

NOW, THEREFORE, in consideration of the premises set forth above and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE OF COMPANY SHARES

1.1.        Purchase of Company Shares. At the Closing, and on the terms and subject to all of the conditions of this Agreement, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase and accept from Seller, one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Purchased Shares”), free and clear of any and all Liens.

1.2.        Consideration for the Purchased Shares. At the Closing, in exchange for the Purchased Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer shall pay to Seller a total amount equal to One Hundred U.S. Dollars ($100.00) (the “Purchase Price”) in cash, and enter into the License Agreement, in form and substance reasonably acceptable to Buyer and Seller (the “License Agreement”), with the Company and Seller pursuant to which the Company shall license and Buyer shall cause the Company to license to Seller (on a non-exclusive perpetual royalty-free basis) certain of the intellectual property assets

Appendix B-1

of the Company for use in the Excluded EdTech Business, this being in addition to the prior consideration provided by Buyer in contemplation of this Agreement pursuant to the execution and delivery of the Debenture and the issuance of the $375,000 initial loan to Seller on or about March 8, 2021 and the obligation to fund at least an additional $625,000 pursuant to the Debenture.

ARTICLE II
CLOSING

2.1.        Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Ellenoff, Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, commencing at 10:00 am (New York City time) no later than on the second (2nd) Business Day following full satisfaction or due waiver of all of the closing conditions set forth in ARTICLE II or on such other date and at such other location as is mutually agreeable to by the Parties. By mutual agreement of the Parties, the Closing may take place by conference call and facsimile (or other electronic transmission of signature pages) with exchange of original signatures by mail. The date on which the Closing actually occurs will be referred to as the “Closing Date”. The Parties agree that to the extent permitted by applicable Law and GAAP, the Closing will be deemed effective as of 11:59 p.m. (New York time) on the Closing Date.

2.2.        Conditions to Obligations of Each Party. The obligations of each of Buyer and Seller to consummate, or cause to be consummated, the transactions contemplated herein is subject to the satisfaction, or waiver, at or prior to the Closing Date, of the following conditions:

(a)         Injunctions; Illegality. No Governmental Authority shall have issued, enacted, entered, promulgated or enforced any Law or Order (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

(b)        Governmental Approvals; Consents. All consents, waivers and approvals from Governmental Entities or third parties, if any, disclosed in Schedule 3.6 of the Seller Disclosure Letter or that are otherwise required to consummate the transactions contemplated hereby shall have expired, been terminated, been made or been obtained.

(c)         Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(d)        Seller Stockholder Approval. The Seller Stockholder Approval shall have been duly obtained.

2.3.        Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated under this Agreement are subject to the satisfaction or waiver by Seller, on or prior to the Closing Date, of each of the following conditions:

(a)         Performance. All of the covenants, obligations and agreements of Buyer to be performed or complied with at or prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects at or prior to the Closing.

(b)        Representations and Warranties. The representations and warranties of Buyer contained in ARTICLE IV of this Agreement, without giving effect to any “material”, “materially”, “material adverse effect” or “Material Adverse Effect” qualification contained in such representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)         Closing Deliveries. Buyer shall have delivered or caused to be delivered to Seller the items set forth in Section 2.6.

Appendix B-2

2.4.        Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated under this Agreement are subject to the satisfaction or waiver by Buyer, on or prior to the Closing Date, of each of the following conditions:

(a)         Performance. All of the covenants, obligations and agreements covenants of Seller to be performed or complied with at or prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects at or prior to the Closing.

(b)        Representations and Warranties. The representations and warranties of Seller contained in ARTICLE III of this Agreement, without giving effect to any “material,” “materially,” “material adverse effect” or “Material Adverse Effect” qualification contained in such representations and warranties, shall be true and correct in each case as of the date hereof and as of the Closing Date (except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)         Closing Deliveries. Seller shall have delivered or caused to be delivered to Buyer the items set forth in Section 2.5.

(d)        Material Adverse Effect. Since the date hereof, there shall not have occurred any Material Adverse Effect which is continuing and uncured.

(e)         2020 PPP Loan Forgiveness. Seller shall have received forgiveness with respect to the 2020 PPP Loan from the 2020 PPP Lender and, if applicable, the SBA, for the PPP Loan Forgiveness Amount.

(f)         Reorganization. The Reorganization shall have been completed and be in form and substance reasonably acceptable to Buyer.

2.5.        Closing Deliveries by Seller. At or prior to the Closing, Seller will deliver or cause to be delivered to Buyer the following, each in form and substance reasonably acceptable to Buyer:

(a)         original stock certificates representing all of the Purchased Shares, with a duly executed stock power, or powers of attorney duly executed and in a form reasonably acceptable to Buyer necessary to transfer the Purchased Shares to Buyer on the books and records of the Company;

(b)        the books and records of the Legacy Companies;

(c)         a good standing certificate for each Legacy Company certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority in its jurisdiction of organization and each other jurisdiction in which such each Legacy Company is qualified to do business as a foreign entity as of the Closing;

(d)        a certificate from Seller’s secretary certifying to (A) copies of Seller’s Governing Documents as in effect as of the Closing, (B) the resolutions of the Seller Board authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which Seller is a party or by which it is bound, the transfer of the Purchased Shares from Seller to Buyer, and the consummation of each of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Seller is or is required to be a party or by which Seller is or is required to be bound;

(e)         resignations effective immediately upon the Closing of any directors and officers of the Legacy Companies in their capacities as directors and/or officers, as requested by Buyer;

(f)         suitable documentation to add any additional employees of Buyer or its Affiliates as signatories to the Bank Accounts of the Legacy Companies set forth on Schedule 3.23 of the Seller Disclosure Letter, as prescribed by Buyer;

(g)        a copy of the License Agreement, duly executed by Seller and the Company; and

(h)        such other documents, instruments and agreements as Buyer may reasonably request, which shall be in form and substance reasonably satisfactory to Buyer.

Appendix B-3

2.6.        Closing Deliveries by Buyer. At or prior to the Closing, Buyer will deliver or cause to be delivered to Seller the following, each in form and substance reasonably acceptable to Seller:

(a)         the Purchase Price;

(b)        a good standing certificate for the Buyer certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority in its jurisdiction of organization;

(c)         a certificate from Buyer’s secretary certifying to (A) copies of Buyer’s Governing Documents as in effect as of the Closing, (B) the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which Buyer is a party or by which it is bound, the acquisition of the Purchased Shares by Buyer from Seller, and the consummation of each of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Buyer is or is required to be a party or by which Seller is or is required to be bound;

(d)        a copy of the License Agreement, duly executed by Buyer; and

(e)         such other documents, instruments and agreements as Seller may reasonably request, which shall be in form and substance reasonably satisfactory to Seller.

2.7.        Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this ARTICLE II to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III, and the information in the Seller Disclosure Letter, are true and correct as of the date of this Agreement and as of the Closing Date, except as disclosed by Seller in (i) the disclosure letter (the “Seller Disclosure Letter”) delivered by Seller to Buyer concurrently with the execution of this Agreement, which Seller Disclosure Letter identifies items of disclosure by reference to a particular section or subsection of this Agreement (it being understood and agreed that any information set forth in one section or subsection of the Seller Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent from the text of the disclosure), or (ii) the SEC Reports that were available at least one Business Day prior to the date hereof on the SEC’s website through EDGAR (other than disclosures in the “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” sections of such reports and other disclosures that are generally cautionary, predictive or forward-looking in nature). Notwithstanding anything contained in the Agreement to the contrary, any item disclosed in any part, subpart, section or subsection of the Seller Disclosure Letter referenced by a particular section or subsection in the Agreement shall be deemed to have been disclosed with respect to every other section and subsection in the Agreement to the extent that the relevance of such disclosure to such other section or subsection is reasonably discernible on its face, notwithstanding the omission of an appropriate cross-reference.

3.1.        Organization and Qualification. Except as set forth on Schedule 3.1 of the Seller Disclosure Letter, each Legacy Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and has full power and authority to own the assets owned by it and conduct its business as and where it is being conducted by it. Each Legacy Company is duly licensed or qualified to do business, and is in good standing as a foreign entity, in all jurisdictions in which its assets or the operation of its business makes such licensing or qualification necessary, all of which jurisdictions are listed on Schedule 3.1 of the Seller Disclosure Letter. Each Legacy Company has all requisite power and authority to own, lease or use, as the case may be, its properties and business. Except as set forth on Schedule 3.1 of the Seller Disclosure Letter, during the past five (5) years, no Legacy Company has been known by or used any corporate, fictitious or other name in the conduct of its business or in connection with the use or operation of its assets. Schedule 3.1 of the Seller Disclosure Letter lists all current directors and officers of each Legacy Company, showing each such Person’s name and positions.

3.2.       Authorization and Binding Effect; Corporate Documentation. Subject to obtaining the Seller Stockholder Approval, Seller has full power and authority to enter into this Agreement and the Ancillary Documents to which it is or is required to be a party and to consummate the transactions contemplated hereby and thereby and

Appendix B-4

to perform its obligations hereunder and thereunder. The Seller has received the Seller Board Approval, and the Seller Board has made the Seller Board Recommendation. Subject to obtaining the Seller Stockholder Approval, the execution and delivery of this Agreement and the Ancillary Documents to which Seller is or is required to be a party, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller. Each of this Agreement and each Ancillary Document to which Seller is or is required to be a party has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions. The copies of the Governing Documents of each Legacy Company, as amended to date, copies of which have heretofore been delivered to Buyer, are true, complete and correct copies of the Governing Documents of such Legacy Company, as amended through and in effect on the date hereof. The minute books and records of the proceedings of each Legacy Company, copies of which have been delivered to Buyer, are true, correct and complete in all material respects.

3.3.        Title to the Purchased Shares. Seller owns good, valid and marketable title to the Purchased Shares, free and clear of any and all Liens, and upon delivery of the Purchased Shares to Buyer on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the Purchased Shares and good, valid and marketable title to the Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Buyer), will pass to Buyer.

3.4.        Capitalization. Prior to giving effect to the transactions contemplated by this Agreement, Seller is the legal, beneficial and record owner of all of the issued and outstanding equity interests of the Company, with Seller owning the equity interests in the Company set forth on Schedule 3.4 of the Seller Disclosure Letter. The Purchased Shares to be delivered by Seller to Buyer constitute all of the issued and outstanding equity interests of the Company. All of the issued and outstanding equity interests of the Company (i) have been duly and validly issued, (ii) are fully paid and non-assessable (to the extent applicable) and (iii) were not issued in violation of any preemptive rights or rights of first refusal or first offer. Except as set forth in Schedule 3.4 of the Seller Disclosure Letter, there are no issued or outstanding options, warrants or other rights to subscribe for or purchase any equity interests of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of the Company, or preemptive rights or rights of first refusal or first offer with respect to the equity securities of the Company, nor are there any Contracts, commitments, understandings, arrangements or restrictions to which Seller is a party or bound relating to any equity securities of the Company, whether or not outstanding. Except as set forth on Schedule 3.4 of the Seller Disclosure Letter, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, nor are there any voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the equity securities of the Company. All of the equity securities of the Company have been granted, offered, sold and issued in compliance with all applicable corporate and securities Laws.

3.5.        Subsidiaries. Schedule 3.5 of the Seller Disclosure Letter sets forth the name of each Subsidiary of Seller, and with respect to each such Subsidiary (a) its jurisdiction of organization, (b) its authorized capital stock or other equity interests (if applicable), (c) the number of issued and outstanding shares of capital stock or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of Seller are duly authorized and validly issued, were offered, sold and delivered in compliance with all applicable Laws governing the issuance of securities and are fully paid and non-assessable. All of the outstanding equity securities of each Subsidiary of Seller are owned, (i) as of the date of this Agreement, by one or more of Seller or its Subsidiaries, and (ii) as of the Closing, upon the consummation of the Reorganization, by one or more of the Company or its Subsidiaries, in each case of clauses (i) and (ii) free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Governing Documents and applicable securities Laws). There are no Contracts to which Seller or any Legacy Company or any of their respective Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Legacy Company other than the Governing Documents of such Legacy Company. Except as set forth on Schedule 3.5 of the Seller Disclosure Letter, (i) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Legacy Company is a party or which are binding upon any Legacy Company providing for the issuance or redemption of any equity interests of any Legacy Company; and (ii) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Legacy Company. No Legacy Company owns or has any rights to acquire, directly or indirectly, any capital stock or other equity interests of any

Appendix B-5

Person. No Legacy Company is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of any Legacy Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

3.6.        Non-Contravention. Neither the execution, delivery and performance of this Agreement or any Ancillary Documents by Seller, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with, any provision of the Governing Documents of any Legacy Company, (b) violate or conflict with any Law or Order to which any Legacy Company or Seller, their respective assets or the Purchased Shares are bound or subject, (c) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of any Legacy Company or Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any of the terms, conditions or provisions of any Contract, agreement, or other commitment to which Seller or any Legacy Company is a party or by which Seller or any Legacy Company, their respective assets or the Purchased Shares may be bound, (d) result in the imposition of a Lien (other than a Permitted Lien) on any Purchased Shares or any assets of any Legacy Company or (e) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority or other Person.

3.7.        SEC Filings and Financial Statements.

(a)         Since December 31, 2014, Seller has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Seller with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. Except to the extent available on the SEC’s website through EDGAR, Seller has delivered to Buyer copies in the form filed with the SEC of all of the following: (i) Seller’s annual reports on Form 10-K for each fiscal year of Seller beginning with the first year Seller was required to file such a form, (ii) Seller’s quarterly reports on Form 10-Q for each fiscal quarter that Seller filed such reports to disclose its quarterly financial results in each of the fiscal years of Seller referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Seller with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i) and (ii) above and this clause (iii), whether or not available through EDGAR, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to Seller or the SEC Reports. As of the date hereof, (i) none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC comments and (ii) neither the SEC nor any other Governmental Authority is conducting any investigation or review of any SEC Report. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.7, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)        The consolidated financial statements and notes of Seller contained or incorporated by reference in the SEC Reports (the “Seller Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Seller at the respective dates of and, for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

Appendix B-6

(c)         Seller has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Seller’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Seller in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Seller’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Seller’s management has completed an assessment of the effectiveness of Seller’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable SEC Report, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Subject to its SEC Reports, based on Seller’s management’s most recently completed evaluation of Seller’s internal control over financial reporting, (i) Seller had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Seller’s ability to record, process, summarize and report financial information and (ii) Seller does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal control over financial reporting.

(d)        Except as and to the extent reflected or reserved against in the Seller Financials, Seller has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Seller Financials, other than Liabilities incurred in the Ordinary Course of Business since the date of the last Seller Financials.

3.8.        Absence of Liabilities.

(a)         Neither Seller nor any Legacy Company has any Liabilities except (a) Liabilities that are accrued and reflected in the Seller Financials as of December 31, 2020, (b) Liabilities that are listed on Schedule 3.8 of the Seller Disclosure Letter or in the SEC Reports, (c) immaterial Liabilities that have arisen in the Ordinary Course of Business (other than liabilities for breach of any Contract or violation of any Law) since December 31, 2020 and (d) obligations to be performed after the date hereof under any Contracts which are disclosed in the Seller Disclosure Letter or in the SEC Reports.

(b)        Except as set forth on Schedule 3.8(b) of the Seller Disclosure Letter, the Legacy Companies have no outstanding Indebtedness. Seller shall be responsible for all Transaction Expenses incurred by Seller and the Legacy Companies in connection with the transactions contemplated under this Agreement, and the Legacy Companies shall have no liability for any Transaction Expenses. Seller and the Legacy Companies have not incurred any liability or obligation for any Transaction Bonus (including any liability for any Taxes associated therewith) except as set forth in Schedule 3.8(b) of the Seller Disclosure Letter, which identifies each party entitled to receive a Transaction Bonus, the amount thereof and any liability for Taxes associated therewith. Prior to the Closing, Seller shall pay or shall have caused each Legacy Company to pay and satisfy in full all liabilities and obligations arising out of or related to each Transaction Bonus, if any, including any liability for Taxes associated therewith.

3.9.        Absence of Certain Changes. Since December 31, 2020: (a) each Legacy Company has conducted its business only in the Ordinary Course of Business, and (b) there has not been any change in or development with respect to such Legacy Company’s business, operations, condition (financial or otherwise), results of operations, prospects, assets or Liabilities, except for changes and developments which have not had, and are not likely to have to have a Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 3.9 of the Seller Disclosure Letter, since December 31, 2020, no Legacy Company has: (i) suffered any loss, damage, destruction or other casualty in excess of $100,000 in the aggregate, whether or not covered by insurance; (ii) incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any Liability in excess of $250,000 except for trade or business obligations incurred in the Ordinary Course of Business in connection with the purchase of goods and services; (iii) sold, transferred, leased or otherwise disposed of any material assets (other than in the Ordinary Course of Business) or permitted or allowed any of its material assets to be subject to any Lien (other than the Permitted Liens); (iv) instituted, settled or agreed to settle any Action before any Governmental Authority; (v) entered into or terminated any material transaction or Contract other than in the Ordinary Course of Business; (vi) instituted any increase in the compensation payable to any of their employees or under any Benefit Plan other than in the Ordinary Course of Business, or as otherwise required by law or Contract, or adopted any new Benefit

Appendix B-7

Plans; (vii) made any capital expenditure or commitment therefore for additions to its property, facilities or equipment outside of the Ordinary Course of Business; (viii) made any change in any method of its accounting or accounting practices or any change in its depreciation or amortization policies or rates theretofore adopted or revalued any of its assets; or (ix) agreed or committed, whether in writing or otherwise, to take any action described in this Section 3.9.

3.10.      Title to and Sufficiency of Assets. Each Legacy Company has good and marketable title to all of its assets, free and clear of all Liens other than Permitted Liens. The assets of each Legacy Company constitute all of the material assets, rights and properties that are used in the operation of such Legacy Company’s business as it is now conducted and presently proposed to be conducted or that are used or held by such Legacy Company for use in the operation of such Legacy Company’s business, and taken together, are adequate and sufficient for the operation of such Legacy Company’s business as currently conducted and as presently proposed to be conducted. Immediately following the Closing, all of the assets of each Legacy Company will be owned, leased or available for use by such Legacy Company on terms and conditions substantially identical to those under which, immediately prior to the Closing, such Legacy Company owns, leases, uses or holds available for use such assets.

3.11.      Personal Property. All items of Personal Property of each Legacy Company are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in such Legacy Company’s business. Schedule 3.11 of the Seller Disclosure Letter contains an accurate and complete list and description of leases in respect of the Personal Property (collectively, the “Personal Property Leases”). The Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. With respect to the Personal Property Leases, there are no existing defaults under the applicable lease by any Legacy Company or, to the Knowledge of Seller, any other party thereto, and no event of default on the part of any Legacy Company or, to the Knowledge of Seller, on the part of any other party thereto has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder. Seller has delivered to Buyer true and correct copies of the Personal Property Leases (along with any amendments thereto).

3.12.      Real Property. The SEC Reports contain a complete and accurate list of all premises leased or subleased or otherwise used or occupied by each Legacy Company (the “Leased Premises”), and of all leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof (collectively, the “Leases”), as well as the current annual rent and term under each Lease. Seller has provided to Buyer a true and complete copy of each of the Leases, and in the case of any oral Lease, a written summary of the material terms of such Lease. Subject to the Enforceability Exceptions, the Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of any Legacy Company under any Lease. To the Knowledge of Seller, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default by any other party under any Lease, and no Legacy Company has received notice of any such condition. No Legacy Company has waived any rights under any Lease which would be in effect at or after the Closing. The Legacy Companies are in quiet possession of the Leased Premises. All leasehold improvements and fixtures located on the Leased Premises are (i) to the Knowledge of Seller, structurally sound with no material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, (iii) not in need of maintenance or repair except for ordinary routine maintenance and repair, (iv) in conformity in all material respects with all applicable Laws relating thereto currently in effect and (v) are located entirely on the Leased Premises. No Legacy Company has ever owned any real property or any interest in real property (other than the leasehold interests in the Leases).

3.13.      Intellectual Property.

(a)         Schedule 3.13(a) of the Seller Disclosure Letter sets forth a true and complete list of: (i) all registrations of Intellectual Property (and applications therefor) owned by a Legacy Company or otherwise used or held for use by a Legacy Company in which a Legacy Company is the owner or applicant, specifying as to each item, as applicable: (A) the title, (B) the owner, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and the status of each such registration or application, and (D) the issuance, registration or application numbers and dates; and (ii) all unregistered material Intellectual Property that is owned by a Legacy Company (clauses (i) and (ii), collectively, “Owned IP”). All registered Owned IP has been duly registered with, filed in, issued by or applied for with, as the case may be, the United States Patent and Trademark Office or such other appropriate filing offices, domestic or foreign, and all such registrations, filings,

Appendix B-8

issuances, applications and other actions remain valid, in full force and effect, and are current, not abandoned and not expired along with all applicable maintenance fees having been paid, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)        Schedule 3.13(b) of the Seller Disclosure Letter sets forth a true and complete list of all material Software developed in whole or in part by or on behalf of a Legacy Company (collectively, “Company Software”). Except for “shrink wrapped” or “off-the-shelf” software that is generally available to the public for use for a license of $25,000 or less (“Shrink Wrapped Software”), the Company Software is the only computer software that is used or held for use by or otherwise material to any Legacy Company’s businesses.

(c)         Schedule 3.13(c) of the Seller Disclosure Letter sets forth a true and complete list of all licenses, sublicenses and other agreements pertaining to Intellectual Property and Company Software to which a Legacy Company is a party or bound (other than Shrink Wrapped Software) (collectively, “Licensed IP”).

(d)        Each Legacy Company’s ownership and use in the Ordinary Course of Business of the Owned IP, Company Software and, to the Knowledge of Seller, Licensed IP do not infringe upon or misappropriate the valid Intellectual Property rights of any third party. Each Legacy Company is the owner of the entire and unencumbered right, title and interest in and to each item of Owned IP and Company Software, and the Legacy Companies are entitled to use, and are using in their respective businesses, the Owned IP, Company Software and Licensed IP in the Ordinary Course of Business, in each case, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)         The Owned IP, Company Software and the Licensed IP include all of the material Intellectual Property used in the ordinary day-to-day conduct of each Legacy Company’s business except for Shrink Wrapped Software, and there are no other items of Intellectual Property that are material to such ordinary day-to-day conduct of business.

(f)         No Actions have been asserted against any Legacy Company and are not disposed of, or are pending or, to the Knowledge of Seller, threatened against any Legacy Company: (i) alleging that a Legacy Company’s products or services provided by a Legacy Company infringe upon or misappropriate any Intellectual Property right of any third party; (ii) challenging a Legacy Company’s ownership of the Owned IP, Company Software or use of any Licensed IP; or (iii) challenging the validity of the Owned IP, Company Software or Licensed IP. To the Knowledge of Seller, no Person is engaged in any activity that infringes upon the Owned IP, the Licensed IP or Company Software. Except as disclosed in Schedule 3.13(f) of the Seller Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned IP, Licensed IP or Company Software.

(g)        Seller has delivered to Buyer correct and complete copies of all Contracts concerning Licensed IP scheduled in Schedule 3.13(c) of the Seller Disclosure Letter. With respect to each such Contract, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no Legacy Company has (A) received any written notice of termination or cancellation under such Contract, (B) received any written notice of a breach or default under such Contract, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such Contract that would constitute a breach of such Contract; and (ii) no Legacy Company nor, to the Knowledge of Seller, any other party to such Contract is in breach or default in any material respect under such Contract and, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such Contract.

(h)        Each Legacy Company has the right to use all Software development tools, processing tools, library functions, compilers and other third party Software, source code, object code and documentation that is material to such Legacy Company’s business or that is required to operate or modify the Company Software. No Legacy Company has embedded any Software code in the Company Software or the Licensed IP that: (i) contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software, shareware (e.g., Linux), or similar licensing or distribution models; and (ii) is subject to any agreement with terms requiring that such software code be disclosed, distributed or licensed for the purpose of making derivative works, and/or redistributable.

(i)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there has been no misappropriation of any Trade Secrets or other material

Appendix B-9

confidential Intellectual Property of any Legacy Company, to the Knowledge of Seller, by any other Person; and (ii) no current or former employee, independent contractor or agent of a Legacy Company is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement, work-for-hire agreement, non-compete obligation or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property. All Owned IP and Company Software was developed under a valid assignment of invention agreement, work-for-hire agreement or similar Contract.

(j)         Except in each case as would not have a Material Adverse Effect, each Legacy Company’s collection, storage, use and dissemination of personally identifiable information in connection with its businesses has been conducted in accordance with all applicable Laws relating to privacy, data security and data protection that are binding on such Legacy Company and all applicable privacy policies adopted by or on behalf of such Legacy Company.

3.14.      Compliance with Laws. Each Legacy Company is in compliance with, and in the last five (5) years, has complied, in all material respects with all Laws and Orders applicable to such Legacy Company, its assets, employees or business or the Purchased Shares. None of the operation, activity, conduct and transactions of any Legacy Company or the ownership, operation, use or possession of its assets or the employment of its employees materially violates, or with or without the giving of notice or passage of time, or both, will materially violate, conflict with or result in a material default, right to accelerate or loss of rights under, any terms or provisions of any Lien, Contract or any Law or Order to which any Legacy Company is a party or by which any Legacy Company or its assets, business or employees or the Purchased Shares may be bound or affected. Neither Seller nor any Legacy Company has received any written or, to the Knowledge of Seller, oral notice of any actual or alleged violation of or non-compliance with applicable Laws by a Legacy Company.

3.15.      Permits. Each Legacy Company owns or possesses all right, title and interest in all Permits required to own its assets and conduct its business as now being conducted and as presently proposed to be conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All material Permits of each Legacy Company are listed on Schedule 3.15 of the Seller Disclosure Letter and are valid and in full force and effect, and Legacy Companies are in compliance in all material respects with the terms and conditions of all Permits. No loss, revocation, cancellation, suspension, termination or expiration of any Permit is pending or, to the Knowledge of Seller, threatened from an authorized representative of a Governmental Agency other than expiration or termination in accordance with the terms thereof. No Legacy Company has received any written or, to the Knowledge of Seller, oral notice from any Governmental Authority of any actual or alleged violation or non-compliance regarding any such Permit.

3.16.      Litigation. Except as set forth on Schedule 3.16 of the Seller Disclosure Letter, there is no (a) Action of any nature pending or, to the Knowledge of Seller, threatened, nor is there any reasonable basis for any Action to be made, or (b) Order now pending or previously rendered by a Governmental Authority, in either case of clauses (a) or (b), by or against any Legacy Company, any of their respective current or former directors, officers or equity holders (provided, that any such litigation involving the directors, officers or equity holders of a Legacy Company must be related to such Legacy Company’s business or assets or the Purchased Shares), business or assets or the Purchased Shares. The Actions listed on Schedule 3.16 of the Seller Disclosure Letter, (i) are fully covered (subject to deductibles) under the insurance policies of the Legacy Companies and (ii) if finally determined adverse to any Legacy Company, will not have, either individually or in the aggregate, a Material Adverse Effect. During the past five (5) years, no Legacy Company’s current or former officers, senior management or directors have been convicted of any felony or any crime involving fraud. No Legacy Company has any material Action pending against any other Person.

3.17.      Contracts.

(a)         Schedule 3.17(a) of the Seller Disclosure Letter contains a complete, current and correct list of all of the following types of Contracts (including oral Contracts) to which a Legacy Company is a party, by which any of its properties or assets are bound, or under which a Legacy Company otherwise has material obligations, with each such responsive Contract identified by each corresponding category (i) – (ix) below: (i) any Contract with any Top Customer or Top Supplier; (ii) any Contract or group of related Contracts which involve expenditures or receipts by the Legacy Companies that require payments or yield receipts of more than $100,000 in any twelve (12) month period or more than $100,000 in the aggregate; (iii) any power of attorney; (iv) any partnership, joint venture, profit-sharing

Appendix B-10

or similar agreement entered into with any Person; (v) all Contracts relating to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business, its equity securities or its material assets or the sale of a Legacy Company, its business, its equity securities or its material assets (other than in the Ordinary Course of Business); (vi) any loan agreement, agreement of indebtedness, credit, note, security agreement, guarantee, mortgage, indenture or other document relating to Indebtedness, borrowing of money or extension of credit by or to a Legacy Company in excess of $100,000; (vii) any material settlement agreement entered into within three (3) years prior to the date of this Agreement or under which a Legacy Company has outstanding obligations (other than customary obligations of confidentiality); (viii) any Contract granting, licensing, sublicensing or otherwise transferring any Intellectual Property of a Legacy Company other than licenses of a Legacy Company’s Intellectual Property included in such Legacy Company’s form customer agreements entered into in the Ordinary Course of Business; or (ix) any agreement entered into outside the Ordinary Course of Business and presently in effect, involving payment to or obligations of in excess of $100,000 or otherwise material to a Legacy Company, not otherwise described in this Section 3.17(a).

(b)        Except as set forth on Schedule 3.17(b) of the Seller Disclosure Letter, no Legacy Company is a party to or bound by any Contract containing any covenant (i) limiting in any respect the right of any Legacy Company or its Affiliates to engage in any line of business, to make use of any of its Intellectual Property or compete with any Person in any line of business or in any geographic region, (ii) imposing non-solicitation restrictions on any Legacy Company or its Affiliates, (iii) granting to the other party any exclusivity or similar provisions or rights, including any covenant by a Legacy Company that includes an organizational conflict of interest prohibition, restriction, representation, warranty or notice provision or any other restriction on future contracting, (iv) providing “most favored customers” or other preferential pricing terms for the services of any Legacy Company or its Affiliates, or (v) otherwise limiting or restricting the right of a Legacy Company to sell or distribute any Intellectual Property of any Legacy Company or to purchase or otherwise obtain any software or Intellectual Property license.

(c)         All of the Contracts to which any Legacy Company is a party, by which any of its properties or assets are bound, or under which any Legacy Company otherwise has material obligations are in full force and effect, and are valid, binding, and enforceable in accordance with their terms, subject to performance by the other party or parties to such Contract, except as the enforceability thereof may be limited by the Enforceability Exceptions. Except as set forth on Schedule 3.17(c) of the Seller Disclosure Letter, there exists no breach, default or violation on the part of a Legacy Company or, to the Knowledge of Seller, on the part of any other party to any such Contract nor has any Legacy Company received written or, to the Knowledge of Seller, oral notice of any breach, default or violation. No Legacy Company has received notice of an intention by any party to any such Contract that provides for a continuing obligation by any party thereto on the date hereof to terminate such Contract or amend the terms thereof, other than modifications in the Ordinary Course of Business that do not adversely affect any Legacy Company. No Legacy Company has waived any rights under any such Contract. To the Knowledge of Seller, no event has occurred which either entitles, or would, with notice or lapse of time or both, entitle any party to any such Contract to declare breach, default or violation under any such Contract or to accelerate, or which does accelerate, the maturity of any Indebtedness of any Legacy Company under any such Contract.

3.18.      Tax Matters. Except as set forth on Schedule 3.18 of the Seller Disclosure Letter: (i) each Legacy Company has timely filed all Tax Returns required to have been filed by it; (ii) all such Tax Returns are accurate and complete in all material respects; (iii) each Legacy Company has paid all Taxes owed by it which were due and payable (whether or not shown on any Tax Return); (iv) the charges, accruals and reserves with respect to Taxes included within the Seller Financials are accurate in all material respects; (v) each Legacy Company has complied with all applicable Laws relating to Tax; (vi) no Legacy Company is currently the beneficiary of any extension of time within which to file any Tax Return; (vii) there is no current Action against any Legacy Company by a Governmental Authority in a jurisdiction where such Legacy Company does not file Tax Returns that such Legacy Company is or may be subject to taxation by that jurisdiction; (viii) there are no pending or ongoing audits or assessments of a Legacy Company’s Tax Returns by a Governmental Authority; (ix) no Legacy Company has requested or received any ruling from, or signed any binding agreement with, any Governmental Authority, that would apply to any Tax periods ending after the Closing Date; (x) there are no Liens on any of the assets of a Legacy Company that arose in connection with any failure (or alleged failure) to pay any Tax; (xi) no unpaid Tax deficiency has been asserted in writing against or with respect to any Legacy Company by any Governmental Authority which Tax remains unpaid; (xii) each Legacy Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due; (xiii) no Legacy Company has granted or is subject to, any waiver of the period of limitations for the

Appendix B-11

assessment of Tax for any currently open taxable period; (xiv) no Legacy Company is a party to any Tax allocation, sharing or indemnity agreement or otherwise has any potential or actual material Liability for the Taxes of another Person, whether by applicable Tax Law, as a transferee or successor or by contract, indemnity or otherwise; (xv) there is no arrangement exists pursuant to which a Legacy Company or Buyer will be required to “gross up” or otherwise compensate any Person because of the imposition of any Tax on a payment to such Person; (xvi) no Legacy Company has taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date; (xvii) each Legacy Company is materially in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any Taxing Authority to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any material and adverse effect on such compliance; (xviii) no written power of attorney which is currently in force has been granted by or with respect to a Legacy Company with respect to any matter relating to Taxes; and (xviii) there has not been any change in Tax accounting method by any Legacy Company and no Legacy Company has received a ruling from, or signed an agreement with, any Taxing Authority that would reasonably be expected to have a material impact on Taxes of any Legacy Company or the equity owners of the Company following the Closing.

3.19.      Environmental Matters. Each Legacy Company has complied in all respects with all applicable Environmental Laws, and no Legacy Company has received notice of any Actions pending or threatened against any Legacy Company or is assets (including the Leased Premises) relating to applicable Environmental Laws, Environmental Permits or Environmental Conditions. No Legacy Company has any environmental audits, environmental assessments, reports, sampling results, correspondence with Governmental Authorities or other environmental documents relating to a Legacy Company’s past or current properties, facilities or operation. There are no Hazardous Materials that are being stored or are otherwise present on, under or about the Leased Premises, or, to the Knowledge of Seller, any real property formerly owned, leased or operated by any Legacy Company. No Legacy Company has disposed of, or arranged to dispose of, Hazardous Materials at a disposal facility in a manner or to a location that has resulted or will result in liability to any Legacy Company under or relating to Environmental Laws. No Legacy Company has assumed, contractually or by operation of Law, any liabilities or obligations under any Environmental Laws. No Legacy Company has operated any above-ground or underground tanks, drum storage areas, disposal sites, or landfills, or created any Environmental Conditions at the Leased Premises. To the Knowledge of Seller, no Legacy Company has released any Hazardous Materials on, under or about any real property constituting or connected with the Leased Premises, that requires investigation or remediation pursuant to Environmental Law or that otherwise is in violation of any requirement of any Environmental Law. Each Legacy Company holds and is in compliance with all Environmental Permits required to conduct its business and operations.

3.20.      Employee Benefit Plans.

(a)         No Legacy Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to (or had an obligation to contribute to) any Benefit Plan that is subject to ERISA.

(b)        Schedule 3.20(b) of the Seller Disclosure Letter sets forth a list of all material Benefit Plans. Seller has made available to Buyer all material documents embodying such Benefit Plans, including each such plan’s text and any modification thereto, funding agreement, trust agreement, actuarial evaluation and, if applicable, financial report for the last available year, and Form 5500 for the last available year.

(c)         Except as set forth in Schedule 3.20(c) of the Seller Disclosure Letter, the execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent event) will not result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employees, officers, consultants, independent contractors, agents or directors of any Legacy Company.

(d)        Except as set forth on Schedule 3.20(d) of the Seller Disclosure Letter, no Benefit Plan provides healthcare coverage, life insurance coverage or other welfare benefit coverage to retirees or other terminated employees other than as required by applicable Law, other than any death benefit or disability plan, and other than in connection with severance.

Appendix B-12

(e)         All contributions, premiums, and other payments (including any special contribution, interest, or penalty) required to be made to, or in respect of, any material Benefit Plan have been made, in all material respects, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued, or otherwise adequately reserved in accordance with GAAP and are reflected in the Seller Financials, in each case in all material respects.

3.21.      Employees and Labor Matters.

(a)         Schedule 3.21(a) of the Seller Disclosure Letter sets forth a complete and accurate list of all employees of the Legacy Companies as of the Closing Date showing for each as of that date (i) the employee’s name, employer, job title or description, location, and current base salary or hourly pay rate, (ii) any bonus, commission or other remuneration other than salary paid during the calendar year ending December 31, 2020 and during the calendar year 2021 prior to the Closing Date and (iii) any bonus, commission or other remuneration other than salary due and owing to each employee for the calendar year ending December 31, 2021. Except as set forth on Schedule 3.21(a) of the Seller Disclosure Letter, no employee is a party to a written employment agreement or contract with a Legacy Company and each is employed “at will”. Except as set forth on Schedule 3.21(a) of the Seller Disclosure Letter, each Legacy Company has paid in full to all employees or properly accrued in accordance with GAAP all wages, salaries, commission, bonuses and other compensation due, in all material respects, including overtime compensation, and there are no severance payments which are or could become payable by a Legacy Company to any employees under the terms of any written or, to the Knowledge of Seller, oral agreement, or commitment or any Law, custom, trade or practice. Each such employee has entered into the applicable Legacy Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the employing Legacy Company, true and correct copies of which have been provided to Buyer.

(b)        Schedule 3.21(b) of the Seller Disclosure Letter contains a list of all independent contractors (including consultants) currently engaged by a Legacy Company, along with the position, date of retention and rate of remuneration for each such Person. All of such independent contractors are a party to a written agreement or contract with the engaging Legacy Company, copies of which have been provided to the Buyer.

(c)         No Legacy Company is or has been a party to any collective bargaining agreement or other Contract with any group of employees or any labor organization or other Representative of any of employees of any Legacy Company, and to the Knowledge of Seller, there are and have been no activities or proceedings of any labor union or other party to organize or represent any employees of any Legacy Company. Except as set forth on Schedule 3.21(c) of the Seller Disclosure Letter or as would not be material to a Legacy Company: (i) each Legacy Company is and has been in compliance with all employment Contracts and all applicable Laws and Orders respecting employment and employment practices, terms and conditions of employment and wages and hours, including any Laws respecting employment discrimination and occupational safety and health requirements, and is not and has not been engaged in any unfair labor practice; (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Seller, threatened against or directly affecting any Legacy Company; (iii) no Legacy Company has experienced any work stoppage or other labor difficulty; (iv) no Legacy Company is delinquent in payments to any of their respective employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees; (v) there are no pending or, to the Knowledge of Seller, threatened unfair or discriminatory employment practice charges pending before any Governmental Authority; and (vi) there are no wrongful discharge claims nor any other type of Actions brought by or on behalf of any past or present employees of any Legacy Company pending or, to the Knowledge of Seller, threatened against any Legacy Company, arising out of any employees’ employment with a Legacy Company. Each Legacy Company has complied with all applicable Laws and Orders relating to the payment and withholding of Taxes and statutory deductions and has timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over for all periods under all such Laws and Orders. No Legacy Company has incurred any Liability under any federal, provincial, state, local or foreign plant closing and severance laws or regulations. There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act or any similar applicable law with respect to the current or former employees of the Legacy Companies.

3.22.      Insurance. Schedule 3.22 of the Seller Disclosure Letter lists all material insurance policies (by policy number, insurer, location of property insured, annual premium, premium payment dates, expiration date, type (i.e., “claims made” or an “occurrences” policy), amount and scope of coverage) held by a Legacy Company relating to a Legacy Company or the business, assets, properties, directors, officers or employees of a Legacy Company, copies

Appendix B-13

of which have been provided to Buyer. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect as of the Closing and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing. No Legacy Company is in default with respect to its obligations under any insurance policy, nor has any Legacy Company ever been denied insurance coverage for any reason. No Legacy Company has any self-insurance or co-insurance programs. In the three (3) year period ending on the date hereof, no Legacy Company has received any written or, to the Knowledge of Seller, oral notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the Ordinary Course of Business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy. No Legacy Company has made any claim against an insurance policy as to which the insurer is denying coverage. Schedule 3.22 of the Seller Disclosure Letter identifies each individual insurance claim made by a Legacy Company since January 1, 2019. Each Legacy Company has reported to its insurers all Actions and pending circumstances that would reasonably be expected to result in an Action, except where such failure to report such an Action would not be reasonably likely to be material to any Legacy Company. To the Knowledge of Seller, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim.

3.23.      Bank Accounts. Schedule 3.23 of the Seller Disclosure Letter lists the names and locations of all banks and other financial institutions with which a Legacy Company maintains an account (or at which an account is maintained to which a Legacy Company has access as to which deposits are made on behalf of a Legacy Company) (each, a “Bank Account”), in each case listing the type of Bank Account, the Bank Account number therefor, and the names of all Persons authorized to draw thereupon or have access thereto and lists the locations of all safe deposit boxes used by a Legacy Company. All cash in such Bank Accounts is held on demand deposit and is not subject to any restriction or limitation as to withdrawal.

3.24.      Suppliers and Customers. Schedule 3.24 of the Seller Disclosure Letter lists for each of (i) the fiscal year ended December 31, 2020 and (ii) the period from January 1, 2021 through March 31, 2021, the ten (10) largest suppliers of goods or services by dollar volume paid (the “Top Suppliers”) and the ten (10) largest customers of the Legacy Companies by dollar volume received (the “Top Customers”). The relationships of the Legacy Companies with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has threatened to cancel or otherwise terminate, or, to the Knowledge of Seller, intends to cancel or otherwise terminate, any relationships of such Person with any Legacy Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the Knowledge of Seller, (A) threatened to stop, decrease or limit materially, (B) intends to modify materially its relationships with any Legacy Company or (C) intends to stop, decrease or limit materially its products or services to any Legacy Company or its usage or purchase of the products or services of any Legacy Company, (iii) to the Knowledge of Seller, no Top Supplier or Top Customer intends to refuse to pay any amount due to any Legacy Company or seek to exercise any remedy against any Legacy Company, and (iv) no Legacy Company has within the past year been engaged in any material dispute with any Top Supplier or Top Customer.

3.25.      No Brokers. Neither Seller, any Legacy Company, nor any of their respective Representatives on their behalf, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

3.26.      PPP Loans. On (i) April 27, 2020, Elite Legacy Education, Inc. (“ELE”), a wholly owned subsidiary of the Company, incurred a loan of $1,899,832.00 (the “2020 PPP Loan”) from Pacific Premier Bank, a national banking association (the “2020 PPP Lender”), under the U.S. Small Business Association’s (the “SBA”) Paycheck Protection Program (the “PPP”) in accordance with the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), and (ii) on April 20, 2021, ELE incurred a second loan also in the amount of $1,899,832.00 (the “2021 PPP Loan” and, together with the 2020 PPP Loan, the “PPP Loans”) from Cross River Bank, a national banking association (the “2021 PPP Lender” and, together with the 2020 PPP Lender, the “PPP Lenders”), under the PPP in accordance with the CARES Act. Seller hereby represents and warrants to Buyer that a total of $[________] in obligations under the 2020 PPP Loan was used for purposes that qualify for forgiveness under the PPP guidelines (the “PPP Loan Forgiveness Amount”), and ELE has submitted an application and sufficient documentation for forgiveness of the 2020 PPP Loan with the 2020 PPP Lender and, if applicable, the SBA. As of the date of this Agreement, an aggregate of $[________] of the total $[_________] in expenditures made by ELE from the proceeds of the 2021 PPP Loan have been used for purposes that qualify for forgiveness under the PPP guidelines.

Appendix B-14

3.27.      No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement or the Ancillary Documents, Seller make no express or implied representations or warranties, and hereby disclaims any other representations and warranties, whether made orally or in writing, by or on behalf of Seller by any Person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller the following matters as of the date hereof and as of the Closing Date:

4.1.        Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to be so qualified or be so licensed would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which Buyer is a party (a “Buyer Material Adverse Effect”).

4.2.        Authorization. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement and each Ancillary Document to which Buyer is a party constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

4.3.        Non-Contravention. Neither the execution and delivery of this Agreement or any Ancillary Document by Buyer, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with or (with or without notice or the passage of time or both) constitute a breach or default under (a) any provision of the Governing Documents of Buyer, (b) any Law or Order to which Buyer or any of its business or assets are bound or subject or (c) any Contract or Permit to which Buyer is a party or by which Buyer or any of its properties may be bound or affected, other than, in the cases of clauses (a) through (c), such violations and conflicts which would not reasonably be expected to have a Buyer Material Adverse Effect.

4.4.        No Brokers. Neither Buyer, nor any Representative of Buyer on its behalf, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

4.5.        Litigation. There is no Action pending or, to the Knowledge of Buyer, threatened, nor any Order of any Governmental Authority is outstanding, against or involving Buyer or any of its officers, directors, stockholders, properties, assets or businesses, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to have a Buyer Material Adverse Effect.

4.6.        Investment Intent. Buyer is acquiring the Purchased Shares for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act, and the rules and regulations issued pursuant thereto. Buyer is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Shares. Buyer understands that the Purchased Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

4.7.        No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement or the Ancillary Documents, Buyer make no express or implied representations or warranties, and hereby disclaim any other representations and warranties, whether made orally or in writing, by or on behalf of Buyer by any Person.

Appendix B-15

ARTICLE V
OTHER AGREEMENTS

5.1.        Further Assurances. In the event that at any time from the date hereof and after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting party (unless otherwise specified herein). Seller acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of, and Seller will provide to Buyer, all documents, books, records (including Tax records), agreements, corporate minute books and financial data of any sort relating to the Legacy Companies. The Parties agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate, as promptly as reasonably practicable, the Purchase and the other Transactions. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require either Party to waive any provision of this Agreement or to make payments as consideration in order to obtain any third party consents required to consummate the Transactions.

5.2.        Confidentiality.

(a)         Seller will, and will cause its Affiliates and Representatives to: (a) treat and hold in strict confidence any Buyer Confidential Information, and will not use for any purpose (except in furtherance of their authorized duties on behalf of Buyer or its Affiliates (or after the Closing, the Legacy Companies or their respective Affiliates)), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Buyer Confidential Information without Buyer’s prior written consent; (b) in the event that Seller becomes legally compelled to disclose any Buyer Confidential Information, to provide Buyer with prompt written notice of such requirement so that Buyer or its Affiliates may at its own expense, seek a protective order or other remedy or so that Buyer may waive compliance with this Section 5.2(a); (c) in the event that such protective order or other remedy is not obtained, or Buyer waives compliance with this Section 5.2(a), to furnish only that portion of such Buyer Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise their commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Buyer Confidential Information; and (d) to promptly furnish to Buyer any and all copies (in whatever form or medium) of all such Buyer Confidential Information and to destroy any and all additional copies of such Buyer Confidential Information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof.

(b)        Buyer will, and will cause its Affiliates and Representatives to: (a) treat and hold in strict confidence any Seller Confidential Information, and will not use for any purpose (except in furtherance of their authorized duties on behalf of Seller or its Affiliates), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Seller Confidential Information without Sellers’ prior written consent; (b) in the event that Buyer becomes legally compelled to disclose any Seller Confidential Information, to provide Seller with prompt written notice of such requirement so that Seller or its Affiliates may at its own expense, seek a protective order or other remedy or so that Seller may waive compliance with this Section 5.2(b); (c) in the event that such protective order or other remedy is not obtained, or Seller waives compliance with this Section 5.2(b), to furnish only that portion of such Seller Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise their commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Seller Confidential Information; and (d) to promptly furnish to Seller any and all copies (in whatever form or medium) of all such Seller Confidential Information and to destroy any and all additional copies of such Seller Confidential Information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof.

5.3.        Publicity. No Party hereto shall, and each shall cause their respective Representatives not to, disclose, make or issue, any statement or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby (including the terms, conditions, status or other facts with respect thereto) to any third parties (other than its Representatives who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties (such consent not to be unreasonably withheld, delayed or conditioned), except (i) in the case of Seller, as required by

Appendix B-16

applicable Law after conferring with the other Party concerning the timing and content of such required disclosure, and (ii) in the case of Buyer, as may be required of Seller or its Affiliates by applicable Law (including any SEC position) or securities listing or trading requirement.

5.4.        Litigation Support. Following the Closing, in the event that and for so long as any Party is actively contesting or defending against any third party or Governmental Authority Action in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that existing on or prior to the Closing Date involving the Legacy Companies, at the sole expense of such Party, the other Party will (i) reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, (ii) make available its personnel (at the applicable per diem rate for such personnel) at reasonable times and upon reasonable notice and (iii) provide (A) such testimony (at the applicable per diem rate for any person providing such testimony) and (B) access to its non-privileged books and records as may be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending party.

5.5.        Agreement Regarding Intellectual Property. Seller has already disclosed or will disclose to the Company as of the Closing any and all material Intellectual Property developed by Seller or its Affiliates on behalf of a Legacy Company or relating to the business of a Legacy Company and which is required to be disclosed pursuant to Section 3.13 hereof.

5.6.        Release and Covenant Not to Sue. Effective as of the Closing, Seller hereby releases and discharges each Legacy Company from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which Seller now has, has ever had or may hereafter have against such Legacy Company solely in Seller’s capacity as an equity holder of any Legacy Company and arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against a Legacy Company or its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims Seller may have against any party arising from a breach of or pursuant to the terms and conditions of this Agreement or any Ancillary Document.

5.7.        Tax Matters.

(a)         Seller will prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Legacy Companies for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. Any Tax Returns filed pursuant to this Section 5.7(a) must be consistent with the prior Tax Returns of the Legacy Companies unless otherwise required by applicable Laws. No later than twenty (20) days prior to filing, Seller will deliver to Buyer all such Tax Returns and any related work papers and will permit Buyer to review and comment on each such Tax Return and will make such revisions to such Tax Returns as are reasonably requested by Buyer. Seller will timely pay to the appropriate Taxing Authority any Taxes of the Legacy Companies with respect to such periods.

(b)        To the extent that any Tax Returns of the Legacy Companies relate to any Tax periods which begin on or before the Closing Date and end after the Closing Date, Buyer will prepare or cause to be prepared in a manner consistent with the prior Tax Returns of the Legacy Companies unless otherwise required by applicable Laws and file or cause to be filed any such Tax Returns. Buyer will permit Seller to review and comment on each such Tax Return described in the preceding sentence at least twenty (20) days prior to filing such Tax Returns and will make such revisions to such Tax Returns as are reasonably requested by Seller unless otherwise required by applicable Law.

(c)         For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes but does not end on the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date will (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction (A) the numerator of which is the number of days in the taxable period ending on the Closing Date and (B) the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends

Appendix B-17

after the Closing Date will be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with GAAP and the prior practice of the applicable Legacy Company unless otherwise required by applicable Law.

(d)        All Tax sharing agreements or similar agreements with respect to or involving any Legacy Company and any Person will be terminated as of the Closing Date and, after the Closing Date, no Legacy Company will be bound thereby or have any Liability thereunder.

(e)         Seller will be responsible for any income Taxes payable by it in connection with Seller’s disposition of the Purchased Shares or incurred with respect to the Reorganization. All Taxes imposed in connection with the transfer of the Purchased Shares (“Transfer Taxes”), whether such Transfer Taxes are assessed initially against Buyer, Seller or any of their respective Affiliates, shall be borne and paid by Seller.

5.8.        Pre-Closing Management of the Legacy Companies. Seller hereby covenants and agrees with Buyer that during the period from the date hereof to the Closing or the earlier termination of this Agreement in accordance with Section 6.1 (the “Interim Period”), except as otherwise contemplated by this Agreement (including as contemplated by the Reorganization and including the transactions contemplated by the Debt Financing) or agreed by Buyer, each Legacy Company shall conduct its business in the Ordinary Course of Business and shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed):

(a)         except with respect to the Liquidated Foreign Subsidiaries, liquidate, dissolve or wind-up the business and affairs of any Legacy Company, effect any merger or consolidation, or a merger or consolidation in which a Legacy Company is a constituent party and a Legacy Company issues shares of its capital stock, or any sale, lease, transfer or exclusive license or other disposition, in a single transaction or series of related transactions, by a Legacy Company, of all or substantially all of the assets of such Legacy Company, or consent to any of the foregoing;

(b)        amend, alter or repeal any provision of the Certificate of Incorporation, Bylaws, operating agreement or other Governing Document of a Legacy Company;

(c)         enter into, extend, modify, terminate or renew any material Contract, except in the Ordinary Course of Business;

(d)        issue, sell, deliver, pledge or amend the terms of any Legacy Company’s capital stock, membership interests or other equity securities or issue, sell or deliver any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its capital stock, membership interests or other equity securities;

(e)         make any redemption, acquisition or purchase, or offer to redeem, acquire or purchase, any shares of a Legacy Company’s capital stock or other equity securities or any rights, warrants or options to acquire any such shares of capital stock or other equity securities of a Legacy Company, except as provided under this Agreement;

(f)         declare or pay any dividends or make any distributions with respect to a Legacy Company’s capital stock or other equity securities;

(g)        create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the Ordinary Course of Business) or incur other Indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any Legacy Company to take any such action with respect to any debt security lien, security interest or other Indebtedness for borrowed money, if the aggregate Indebtedness of Legacy Companies for borrowed money following such action would exceed $100,000, other than equipment leases, bank lines of credit or trade payables incurred in the Ordinary Course of Business (for the avoidance of doubt, this clause (g) shall not limit the ability of Seller to incur Indebtedness so long as no Legacy Company has any obligations or Liabilities, or is subject to any Liens upon such Legacy Company or its assets or properties, with respect thereto);

(h)        make any loans, advances or capital contributions to, or investments in, any other Person, or authorize any new capital expenditures or commitments for capital expenditures exceeding $100,000 in the aggregate for all such expenditures and commitments;

Appendix B-18

(i)         other than in the Ordinary Course of Business, (i) enter into any Contract that if existing on the date hereof would be listed on Schedule 3.17(a) of the Seller Disclosure Letter or (ii) terminate, modify, amend or supplement in any material respect any Contract listed on Schedule 3.17(a) of the Seller Disclosure Letter;

(j)         cancel any debts or waive any material claims or rights (including the cancellation, compromise, release or assignment of any Indebtedness owed to, or claims held by, a Legacy Company);

(k)        increase, accelerate or provide for additional compensation, benefits (fringe or otherwise) or other rights to any present or former employee, contractor, officer or director of a Legacy Company, other than as specifically provided in this Agreement, in the Ordinary Course of Business, or as otherwise required by law or Contract;

(l)         enter into, agree to enter into, establish, agree to establish, grant, agree to grant, or amend or modify any arrangement, plan or agreement to grant or provide, any severance, termination, change of control, deferred compensation, incentive, bonus, retention or other similar benefit or payment to any present or former employee, contractor or director of a Legacy Company;

(m)       initiate, compromise or settle any Order or Action, whether civil, criminal, administrative, in law or equity;

(n)        increase or decrease the authorized number of directors constituting the board of directors (or equivalent governing body) of any Legacy Company;

(o)        split, combine, reclassify or modify, or authorize any split, combination, reclassification or modification of the terms of any capital stock or equity interests of a Legacy Company;

(p)        sell, transfer or otherwise dispose of any of its assets not in the Ordinary Course of Business having a sale price exceeding $100,000 in the aggregate;

(q)        change the business of a Legacy Company or enter into any business materially different from the business of such Legacy Company;

(r)         take any action that would reasonably be expected to cause any Governmental Authority to institute proceedings for the suspension, revocation, cancellation or adverse modification of any Permits necessary for the Legacy Companies to conduct its business as presently conducted; or

(s)         enter into any Contract or commit or agreement (whether or not such Contract, commitment or agreement is legally binding) to take any of the aforementioned actions.

5.9.        Acquisition Proposals.

(a)         For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means with respect to Seller, the Company and their Affiliates, a transaction (other than the Transaction) concerning the sale of (x) all or any material part of the business or assets of Seller, Company or its Subsidiaries or (y) any material portion of the shares or other equity interests or profits of Seller or the Company and its Subsidiaries, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, joint venture or partnership, or otherwise. Seller and the Legacy Companies, and their Representatives, will immediately cease and cause to be terminated any and all existing activities, discussions or negotiation with any third parties with respect to consideration of any proposal that is or could reasonably be expected to lead to an Acquisition Proposal.

(b)        During the Interim Period, in order to induce Buyer to continue to commit to expend management time and financial resources in furtherance of the Transaction, Seller and the Legacy Companies shall not, and shall cause their Representatives to not, without the prior written consent of Buyer, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding Seller and the Legacy Companies or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that

Appendix B-19

could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend in writing, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)         Seller shall notify the other as reasonably promptly as practicable (and in any event within forty-eight (48) hours) in writing of the receipt by Seller or Legacy Company or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to Seller, the Legacy Companies or their Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the Person making such inquiry, proposal, offer or request for information. Seller shall keep Buyer promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, Seller shall, and shall cause the Legacy Companies and their respective Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to consideration of any proposal that is or could reasonably be expected to lead to an Acquisition Proposal.

(d)        In the event that Seller or any Legacy Company receives an unsolicited written Acquisition Proposal from a third party that did not result from a breach of this Section 5.9 and that the Seller Board has in good faith concluded, after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal is, or is reasonably likely to result in, a Superior Proposal, then Seller may then (i) furnish non-public information to the third party making such Acquisition Proposal (subject to customary confidentiality agreement executed with such third party), and (ii) engage in negotiations with the third party with respect to such Acquisition Proposal; provided, that, the Seller Board reasonably determines in good faith, after consultation with outside legal counsel, that the failure to provide such information or enter into such discussion or negotiations would reasonably likely to result in a breach of the Seller Board’s fiduciary duties to the stockholders of Seller under applicable Law.

(e)         In response to a receipt of a Superior Proposal (x) the Seller Board may withhold, withdraw, amend or modify its recommendation in favor of the Transaction (a “Change of Recommendation”), (y) the Seller Board, Seller or any Legacy Company may approve, endorse, or recommend any Superior Proposal, or (z) Seller or any Legacy Company may execute or enter into or propose to execute or enter into any letter of intent or similar document or any contract, agreement or commitment (which may be conditioned on the termination of this Agreement) contemplating or otherwise relating to any Superior Proposal or transaction contemplated thereby, if all of the following conditions are met:

(i)        neither Seller nor any Legacy Company shall have breached any of the provisions set forth in this Section 5.9;

(ii)       the Seller Board determines in good faith, consultation with Seller’s outside legal counsel and financial advisors that a Superior Proposal has been made and not withdrawn;

(iii)      Seller shall have delivered to Buyer written notice at least four (4) Business Days prior to effecting such Change of Recommendation which states expressly (A) that Seller or any Legacy Company has received a Superior Proposal, (B) the final terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, and (C) that Seller intends to effect a Change of Recommendation;

(iv)      after providing such notice and prior to effecting a Change of Recommendation, Seller shall have, and shall have caused its Representatives to, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate) during such four (4) Business Day period to make such adjustments in the terms and conditions of this Agreement as would permit Seller or Seller Board not to take such actions without being in violation of the fiduciary duties of Seller’s directors; and

(v)       the Seller Board shall have considered in good faith any changes to this Agreement or other arrangements that may be offered in writing by Buyer by 5:00 p.m. New York City time on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (A) after consultation with its financial advisor, that the terms of the Superior Proposal are more favorable to the stockholders of Seller than

Appendix B-20

the Transaction and the transactions contemplated under this Agreement, as modified for any proposals by Buyer pursuant to clause (iv) above, and (B) after consultation with outside legal counsel, the failure to effect a Change of Recommendation would likely result in a breach of the Seller Board’s fiduciary duties to the stockholders of Seller under applicable Law.

5.10.      Access to Information. During the Interim Period, Seller will cooperate with, and provide Buyer and its Representatives, during normal business hours, with customary access to the records, Contracts, and assets of all the Legacy Companies, and to the suppliers, customers, officers and employees of each Legacy Company, and furnish to the Buyer and its Representatives information with respect to the Legacy Companies as Buyer or its Representatives may reasonably request; provided, however, that the provision of such access will not be required to the extent that the provision of such access would unreasonably disrupt the normal business operations of the Legacy Companies or violate the terms of any confidentiality arrangement in any material respect.

5.11.      Proxy Statement and Annual Meeting.

(a)         Except as specifically permitted by Section 5.11(b), Seller shall, in accordance with applicable Law and Seller’s certificate of incorporation and by-laws: (i) prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a preliminary proxy statement relating to the solicitation of proxies from the stockholders of Seller for the Seller Stockholder Approval and (A) respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause a definitive proxy statement (the “Proxy Statement”) to be mailed to Seller’s stockholders and (B) solicit proxies from its stockholders for the Seller Stockholder Approval in connection with Seller’s 2021 annual meeting of stockholders (the “Annual Meeting”) to be duly called, noticed and held as promptly as practicable after the date of this Agreement for the purpose of obtaining the Seller Stockholder Approval. Except as specifically permitted by Section 5.11(b), the Proxy Statement shall include the recommendation of the Seller Board that stockholders vote in favor of this Agreement and the other Ancillary Documents and the Purchase and the other Transactions. Buyer shall furnish to Seller all information concerning Buyer as Seller may reasonably request in connection with the preparation of the Proxy Statement.

(b)        Seller shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Nevada Business Corporation Act in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Annual Meeting. Without limiting the foregoing, Seller shall use all commercially reasonable efforts to ensure that the Proxy Statement will not, as of the filing date of the Proxy Statement (or any amendment or supplement thereto) or as of the date of the Annual Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (provided that Seller shall not be responsible for the accuracy or completeness of any information relating to Buyer furnished by Buyer for inclusion in the Proxy Statement). Seller covenants and agrees that the information relating to Seller or Legacy Companies, as applicable, supplied by Seller for inclusion in the Proxy Statement will not, as of the filing date of the Proxy Statement (or any amendment or supplement thereto) or as of the date of the Annual Meeting, contain any statement which, at such time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not false or misleading.

5.12.      Reorganization. As promptly as practicable after the date hereof, and in any event prior to the Closing, Seller will consummate the Reorganization in form and substance reasonably acceptable to Buyer, pursuant to which (i) all of the issued and outstanding equity interests of each Subsidiary of Seller (other than the Company) will be transferred to the Company free and clear of any and all Liens (other than those imposed by such Subsidiary’s Governing Documents or by applicable securities Laws, (ii) all existing Benefit Plans of Seller that are not currently held by a Subsidiary will be transferred to the Company and (iii) Seller will transfer to a Legacy Company any and all of the properties, assets and rights used in the conduct or operation of the business of the Legacy Companies and any and all other assets of Seller other than in each case (a) its rights under this Agreement, the Ancillary Documents or the Debenture, (b) its rights to the Excluded Name, (c) its equity interests in certain inactive non-U.S. subsidiaries set forth on Schedule 5.12 that will have been liquidated prior to the Reorganization and are in the process of being dissolved (the “Liquidated Foreign Subsidiaries”), or (d) its equity interests in its Subsidiary Legacy EdTech, Inc. and the properties, assets and rights (as well as Liabilities) of the new education technology business owned by Legacy EdTech, Inc. that is being developed by Seller (together with such equity interests in Legacy EdTech, Inc., the “Excluded EdTech Business”).

Appendix B-21

ARTICLE VI
TERMINATION

6.1.        Termination. This Agreement may be terminated and the transactions hereby may be abandoned, at any time prior to the Closing as follows:

(a)         By mutual written consent of Buyer and Seller.

(b)        By either Seller or Buyer, if:

(i)        Any court or other Governmental Authority shall have issued, enacted, entered, promulgated or entered any Law or Order (that is final and non-appealable and that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)       The Closing shall not have occurred on or prior to 11:59 p.m. (Eastern Time) on the twelve (12) month anniversary of the date of this Agreement or such other date mutually agreed by Buyer and Seller (the “Outside Date”); provided, that no Party may terminate this Agreement pursuant to this Section 6.1(b)(ii) if such Party is in material breach of this Agreement.

(c)        By Seller, if (i) there shall have occurred a breach, inaccuracy in or failure to perform of any of Buyer’s representations, warranties, covenants or agreements contained in this Agreement and where such breach, inaccuracy or failure would give rise to the failure or non-fulfillment of the Closing conditions set forth in clauses (a) or (b) of Section 2.3, except that if such breach, inaccuracy or failure is capable of being remedied by Buyer, it shall have continued unremedied until 5:00 p.m. (Eastern Time) on the earlier of the Outside Date or the date which is ten (10) Business Days after Buyer has received written notice from Seller of the occurrence of such breach, inaccuracy or failure; or (ii) if Seller shall have entered into a definitive binding agreement with respect to a Superior Proposal pursuant to and in compliance with Section 5.9, and Seller shall have paid Buyer the Termination Fee described in Section 6.2.

(d)        By Buyer, if (i) there shall have occurred a breach, inaccuracy in or failure to perform of any of Seller’s representations, warranties, covenants or agreements contained in this Agreement and where such breach, inaccuracy or failure would give rise to the failure or non-fulfillment of the Closing conditions set forth in clauses (a) or (b) of Section 2.4, except that if such breach, inaccuracy or failure is capable of being remedied by Seller, it shall have continued unremedied until 5:00 p.m. (Eastern Time) on the earlier of the Outside Date or the date which is ten (10) Business Days after Seller has received written notice from Buyer of the occurrence of such breach, inaccuracy of failure; (ii) if there has been a Material Adverse Effect which is continuing and uncured; or (iii) Seller or the Seller Board (or any committee thereof) shall have effected a Change of Recommendation.

6.2.        Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.1, this Agreement shall immediately become void and of no further force and effect (other than Section 5.2, ARTICLE VI and ARTICLE VII) and there shall be no liability on the part of any Party hereto except, if Buyer terminates pursuant to Section 6.1(d)(i) or Seller terminates pursuant to Section 6.1(c)(i) then the terminating party shall have the right to pursue its remedies with respect to the breach or breaches giving rise to such termination. If Seller terminates this Agreement pursuant to Section 6.1(c)(ii), or Buyer terminates this Agreement pursuant to Section 6.1(d)(iii) then Seller shall promptly pay to Buyer, in addition to any other amounts payable by Seller pursuant to this Agreement, cash in an amount equal to the amount of the documented out-of-pocket fees and expenses incurred or paid by or on behalf of Buyer in connection with this Agreement or the Ancillary Documents or the consummation of any of the Transactions (together, the “Termination Fee”), which shall be made via wire transfer of immediately available funds to an account designated by Buyer, not later than two (2) Business Days following such termination. Nothing herein shall preclude any Party hereto from liability for any fraud, willful misconduct or intentional breach of this Agreement.

Appendix B-22

ARTICLE VII
GENERAL PROVISIONS

7.1.        No Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Parties or their respective Representatives with respect thereto. The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

7.2.        Expenses. Except as otherwise expressly set forth elsewhere in this Agreement, each Party will bear its legal and other fees and expenses incurred in connection with their negotiating, executing and performing this Agreement, including any related broker’s or finder’s fees, for periods on or before the Closing Date; provided, that the fees and expenses of the Legacy Companies for periods on or before the Closing Date (including those incurred in connection with the Reorganization) will be paid by or on behalf of Seller.

7.3.        Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by email (with affirmative confirmation of receipt, and provided, that the Party providing notice shall within two (2) Business Days provide notice by another method under this Section 7.3) or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to Seller, to:

Legacy Education Alliance, Inc.
1490 N.E. Pine Island Road, Suite 5D
Cape Coral, Florida
Attention: James E. May, General Counsel
Telephone No.: (239) 443-1627
Email: jamesmay@legacyea.com

with a copy (which will not constitute notice) to:

Ruskin Moscou Faltischek, PC
East Tower, 15th Floor
1425 RXR Plaza
Uniondale, NY 11556-1425
Attention: Seth Rubin, Esq.
Telephone No.: (516) 663-6691
Email: srubin.@rmfpc.com

If to Buyer: Legacy Tech Partners, LLC 1 North Sherri Lane Spring Valley, NY 10977 Attention: Barry Kostiner, President Telephone No.: (845) 323-0434 Email: bkostiner@finecham.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

7.4.        Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

7.5.        Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Party hereto, and any attempted assignment in violation of this Section 7.5 will be null and void ab initio; provided, however, that after the Closing, Buyer may assign its rights and benefits hereunder (i) to any Affiliate of Buyer (provided, that Buyer shall remain primarily responsible for its obligations hereunder), (ii) to its members or (iii) as security to any Person providing debt financing to Buyer or its Affiliates for the transactions contemplated hereby. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of each Party hereto.

Appendix B-23

7.6.        No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

7.7.        Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties hereto. Notwithstanding anything to the contrary contained herein: (a) the failure of any Party at any time to require performance by the other of any provision of this Agreement will not affect such Party’s right thereafter to enforce the same; (b) no waiver by any Party of any default by any other Party will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver will be taken or held to be a waiver by such Party of any other preceding or subsequent default; and (c) no extension of time granted by any Party for the performance of any obligation or act by any other Party will be deemed to be an extension of time for the performance of any other obligation or act hereunder.

7.8.        Entire Agreement. This Agreement (including the Annexes and Schedules hereto, which are hereby incorporated herein by reference and deemed part of this Agreement), together with the Ancillary Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

7.9.        Remedies. Except as specifically set forth in this Agreement, any Party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other contract or agreement and all of the rights which such party may have under any applicable Law. Except as specifically set forth in this Agreement, any such Party will be entitled to (a) enforce such rights specifically, without posting a bond or other security or proving damages or that monetary damages would be inadequate, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable Law. The exercise of any remedy by a Party will not preclude the exercise of any other remedy by such Party.

7.10.      Dispute Resolution. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or an application for enforcement of a resolution under this Section 7.10) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 7.10. A Party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within three (3) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within three (3) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each Party shall submit a proposal for resolution of the Dispute to the arbitrator within ten (10) Business Days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in the State of New York, County of New York. The language of the arbitration shall be English.

Appendix B-24

7.11.      Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles that would result in the applications of the laws of a jurisdiction other than the State of New York). Subject to Section 7.10, or purposes of any Action arising out of or in connection with this Agreement or any transaction contemplated hereby, each of the Parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York (or in any court in which appeal from such courts may be taken), (b) agrees that service of any process, summons, notice or document by Canadian or U.S. registered mail to such Party’s respective address set forth in Section 7.3 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 7.11, (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action, and (d) waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity. The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party in connection with such agreements, in each case whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Each party hereto acknowledges that it has been informed by the other parties hereto that this Section 7.11 constitutes a material inducement upon which they are relying and will rely in entering into this Agreement. Any party hereto may file an original counterpart or a copy of this Section 7.11 with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

7.12.      Interpretation. The table of contents and the headings and subheadings of this Agreement are for reference and convenience purposes only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; (viii) reference to “dollars” or “$” shall mean United States Dollars; (ix) reference to any statute includes any rules and regulations promulgated thereunder; (x) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (xi) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Annex” are intended to refer to Sections, Articles, Schedules and Annexes to this Agreement.

Appendix B-25

7.13.      Mutual Drafting. The parties acknowledge and agree that: (a) this Agreement and the Ancillary Documents are the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each Party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Annexes and Schedules attached hereto) and the Ancillary Documents and have contributed to their revision, (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement or the Ancillary Documents, and (d) neither the drafting history nor the negotiating history of this Agreement or the Ancillary Documents may be used or referred to in connection with the construction or interpretation thereof.

7.14.      Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any Ancillary Document or any signature page to this Agreement or any Ancillary Document, shall have the same validity and enforceability as an originally signed copy. This Agreement and the Ancillary Documents may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state Law. Any document accepted, executed or agreed to in conformity with such Laws will be binding on each party as if it were physically executed.

7.15.      Attorney-Client Privilege. Notwithstanding anything to the contrary in this Agreement, from and after the Closing, (i) all communications between a Party or its Subsidiaries or any of its Representatives, on one hand, and such Party’s counsel, on the other hand, from and after the Closing Date, shall be deemed to be attorney-client confidences that belong solely to the members of the board of directors of such Party (the “Transaction Board Members”) as of immediately prior to the Closing, (ii) neither Party nor any of their respective Representatives shall have access to any such communications, or to any of the files or other documents delivered or prepared in connection therewith, of the other Party, (iii) the Transaction Board Members of a Party shall be the sole holder of the attorney-client privilege confidences of such Party, and neither the Parties or their subsidiaries or any of their respective Representatives shall be a holder thereof, (iv) to the extent that files of any Party’s counsel in respect of any confidences constitute property of the client thereof, only Transaction Board Members of such Party shall hold such property rights thereto, and (v) unless directed to do so by the Transaction Board Members of such Party or by a court of competent jurisdiction or other Governmental Authority (and then in each case only to the extent of such direction), no Party’s counsel shall have any duty whatsoever to reveal or disclose any such attorney-client communications or files related to the Parties or their Subsidiaries or any of their respective Representatives by reason of any attorney-client relationship between such counsel and a Party or its Subsidiaries or otherwise.

{Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page}

Appendix B-26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Buyer:
LEGACY TECH PARTNERS, LLC
By:
Name:
Title:
Seller:
LEGACY EDUCATION ALLIANCE, INC.
By:
Name:
Title:

{Signature Page to Share Purchase Agreement}

Appendix B-27

ANNEX I

Definitions

1.           Certain Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

“Ancillary Documents” means the License Agreement, and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, including any: (a) non-qualified deferred compensation or retirement plan or arrangement (whether or not funded or registered); (b) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan (as defined in Section 3(2) of ERISA); (c) qualified defined benefit retirement plan or arrangement which is an employee pension benefit plan (including any “multiemployer plan” (as defined in Section 3(37) of ERISA); (d) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), or fringe benefit plan or program; and (e) stock purchase, stock ownership, phantom stock, restricted stock, stock appreciation right, phantom unit, restricted unit, stock option, severance pay, termination pay, employment, change in control, vacation pay, company awards, salary continuation, disability, sick leave, cafeteria, deferred compensation, excess benefit, bonus, incentive, commissions or other compensation, life insurance, or other employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA or other applicable Law, whether for the benefit of one individual or more than one individual, whether written or oral, in each case, sponsored, administered, maintained or contributed to (or required to be contributed to) by any Legacy Company or any ERISA Affiliate thereof, or to which any Legacy Company or any ERISA Affiliate is a party or has or may have current or future Liabilities.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York City, New York.

“Buyer Confidential Information” means the terms and provisions of this Agreement any information concerning the business and affairs of Buyer or its Affiliates that is not generally available to the public, including know-how, trade secrets, customer lists, details of customer or consultant contracts, pricing policies, operational methods and marketing plans or strategies, and any information disclosed to Buyer or its Affiliates by third parties to the extent that they have an obligation of confidentiality in connection therewith; provided, however, that “Buyer Confidential Information” shall not include any information which, at the time of disclosure by Seller or its Representatives, is generally available publicly not due to a breach of this Agreement by Seller or its Representatives; and provided, further, that from and after the Closing “Buyer Confidential Information” will include any information relating to the Legacy Companies and their Affiliates.

“Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Contract” means any contract, agreement, binding arrangement, commitment or understanding, bond, note, indenture, mortgage, debt instrument, license (or any other contract, agreement or binding arrangement concerning Intellectual Property), franchise, lease or other instrument or obligation of any kind, written or oral (including any amendments or other modifications thereto).

“Copyrights” means all works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

Appendix B-28

“Enforceability Exceptions” means bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

“Environmental Condition” means any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by any Person. With respect to claims by employees or other third parties, Environmental Condition also includes the exposure of Persons to amounts of Hazardous Materials.

“Environmental Laws” means all Laws relating to pollution or protection of the environment, natural resources and health, safety and fire prevention, including those relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material.

“Environmental Permits” means all permits, approvals, agreements, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute thereto, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“ERISA Affiliate” means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 414(b), (c), (m) or (o) of the Code that includes, or at any time included, a Legacy Company or any Affiliate thereof, or any predecessor of any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governing Documents” means, with respect to any entity, its certificate of incorporation, certificate of formation or similar charter document and its bylaws, articles, operating agreement or similar governing document.

“Governmental Authority” means any federal, provincial, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body. The term “Governmental Authority” includes any Person acting on behalf of a Governmental Authority.

“Hazardous Material” means (a) all substances, materials, chemicals, compounds, pollutants or wastes regulated by, under or pursuant to any Environmental Laws; and (b) asbestos, petroleum, any fraction or product of crude oil or petroleum, radioactive materials and polychlorinated biphenyls.

“Indebtedness” means, without duplication, (a) the outstanding principal of, and accrued and unpaid interest on, all bank or other third party indebtedness for borrowed money of any Legacy Company, including indebtedness under any bank credit agreement and any other related agreements and all obligations of any Legacy Company evidenced by notes, debentures, bonds or other similar instruments for the payment of which any Legacy Company is responsible or liable, (b) all obligations of any Legacy Company for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (c) all obligations of any Legacy Company issued or assumed for deferred purchase price payments, (d) all obligations of a Legacy Company under leases required to be capitalized in accordance with GAAP, (e) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by any Legacy Company, whether periodically or upon the happening of a contingency, (f) all obligations of any Legacy Company secured by a Lien (other than a Permitted Lien) on any asset of any Legacy Company, whether or not such obligation is assumed by a Legacy Company, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness and (h) all obligation described in

Appendix B-29

clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by any Legacy Company or which any Legacy Company has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following, including any applications to register any of the following, as they exist in any jurisdiction throughout the world: (a) Patents; (b) Trademarks; (c) Copyrights; (d) Trade Secrets; (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) Software; (g) rights of publicity and privacy, and moral rights; and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property.

“Knowledge” means: (i) with respect to Seller, the actual present knowledge of a particular matter by any executive officer or director of Seller, and the knowledge that any such Person would reasonably be expected to have if diligently performing their duties on behalf of the Legacy Companies; and (ii) with respect to Buyer, the actual present knowledge of a particular matter by any of the directors or executive officers of Buyer, and the knowledge that any such Person would reasonably be expected to have if diligently performing their duties on behalf of Buyer.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legacy Company” means any of the Company or any of the other Subsidiaries of Seller.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, Action, Order or Contract.

“Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, including any spousal interests (community or otherwise), whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Material Adverse Effect” means any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, prospects, customer relationships, regulatory environment, assets, Liabilities, condition (financial or otherwise), operations, licenses or other franchises or results of operations of any Legacy Company or the Purchased Shares, or (b) does or would reasonably be expected to materially impair or delay the ability of Seller to perform its obligations under this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby; provided, however, that for purposes of clause (a) above, a Material Adverse Effect will not include any adverse effect or change resulting from any change, circumstance or effect relating to (A) the economy in general, (B) securities markets, regulatory or political conditions in the United States (including terrorism or the escalation of any war, whether declared or undeclared or other hostilities), (C) changes in applicable Laws or GAAP or the application or interpretation thereof, or (D) a natural disaster or pandemic (including COVID-19 (or the worsening thereof)) (provided, that in the cases of clauses (A) through (D), the applicable Legacy Company is not disproportionately affected by such event as compared to other similar companies and businesses in similar industries and geographic regions as such Legacy Company).

“Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award that is or has been made, entered, rendered or otherwise put into effect by, with or under the authority of any Governmental Authority.

“Ordinary Course of Business” means, with respect to a Person, an action taken by such Person if (a) such action is recurring in nature, is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person; and (b) such action is not required to be authorized by the equity holders of such Person, the board of directors (or equivalent) of such Person or any committee of the board of directors (or equivalent) of such Person and does not require any other special authorization of any nature. Unless the context or language herein requires otherwise, each reference to Ordinary Course of Business will be deemed to be a reference to Ordinary Course of Business of a Legacy Company.

Appendix B-30

“Patents” means all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

“Permitted Liens” means any (a) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law in the Ordinary Course of Business for sums not yet due and payable; (b) Liens for current taxes not yet due and payable; and (c) Liens granted pursuant to the Debt Financing.

“Person” shall include any individual, trust, firm, corporation, limited liability company, partnership, Governmental Authority or other entity or association, whether acting in an individual, fiduciary or any other capacity.

“Personal Property” means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned, used or leased by any Legacy Company and used or useful, or intended for use, in the conduct or operations of a Legacy Company’s business.

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Acquisition Proposal” means a written proposal or offer from any Person (other than Buyer and its subsidiaries) providing for, in a single transaction or a series of transactions, any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving Seller or any of its Subsidiaries, pursuant to which any such Person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of Seller, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of Seller (including the Legacy Companies), (iii) issuance or sale or other disposition of equity interests representing twenty percent (20%) or more of the ownership interests of Seller, (iv) tender offer, exchange offer or any other transaction in which any person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of equity interests representing twenty percent (20%) or more of the ownership interests of Seller or (v) a combination of any of the foregoing.

“Seller Confidential Information” means the terms and provisions of this Agreement any information concerning the business and affairs of the Seller and the Excluded EdTech Business or their respective Affiliates that is not generally available to the public, including know-how, trade secrets, customer lists, details of customer or consultant contracts, pricing policies, operational methods and marketing plans or strategies, and any information disclosed to Seller or the Excluded EdTech Business or their respective Affiliates by third parties to the extent that they have an obligation of confidentiality in connection therewith; provided, however, that “Seller Confidential Information” shall not include any information which, at the time of disclosure by Buyer or its Representatives, is generally available publicly not due to a breach of this Agreement by Buyer or its Representatives; and provided, further, that from and after the Closing, “Seller Confidential Information” will exclude any information relating to the Legacy Companies and their Affiliates.

“Seller Stockholder Approval” means the approval of the stockholders of Seller of this Agreement and the Ancillary Documents and the Purchase and the other Transactions by a majority of the votes cast in the proposal set forth in the Proxy Statement.

“Software” means all computer software, including all source code, object code, and documentation related thereto and all software modules, assemblers, applets, compilers, flow charts or diagrams, tools and databases.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without

Appendix B-31

regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context otherwise requires, any reference to a Subsidiary in this Agreement will mean a Subsidiary of Seller.

“Superior Proposal” means a written Seller Acquisition Proposal (provided, that for purposes of this definition references to twenty percent (20%) in the definition of “Seller Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) that was not solicited in violation of Section 5.9, and which the Seller Board determines in its good faith judgment after consultation with its outside counsel and its financial advisors (i) to be reasonably expected to be consummated in accordance with its terms if accepted and (ii) to be more favorable to Seller’s stockholders than the Purchase and the other Transactions, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement (including the requirement to pay the Termination Fee hereunder) and any changes to the terms of this Agreement offered by Buyer in response to such Seller Acquisition Proposal pursuant to Section 5.9.

“Tax” means any federal, provincial, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, social services, severance, stamp, occupation, premium, windfall profits, environmental, natural resources, customs duties, capital stock, franchise, profits, withholding, social security (or similar), payroll, unemployment, disability, real property, personal property, goods and services, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises from the application of U.S. Treasury Regulation 1.1502-6 under the Code, as a transferee or successor-in-interest, by contract or otherwise, and any Liability assumed or arising as a result of being, having been, or ceasing to be a member of any Affiliated Group (as defined in Section 1504(a) of the Code) (or being included or required to be included in any Tax Return relating thereto) or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

“Tax Return” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with a Taxing Authority in connection with any Tax, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by a Taxing Authority in connection with any Tax.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Trademarks” means, as they exist in any jurisdiction throughout the world, all trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate/company names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trade Secrets” means, as they exist in any jurisdiction throughout the world, any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Transaction Bonuses” means the aggregate of all amounts payable as a result of the change in control of any Legacy Company or as a result of the sale of the Purchased Shares or other similar provisions contained in any agreements binding upon any Legacy Company, including all bonuses and severance payments, retention obligations for retention agreements entered into in contemplation of a potential change of control of any Legacy Company or the sale of the Purchased Shares, termination payments to consultants or independent contractors and any settlement of any such bonus or severance payment obligations, obligations related to terminated equity options, or obligations

Appendix B-32

related to terminated equity appreciation, phantom equity, profit participation and/or similar rights entered into by any Legacy Company at or prior to the Closing, and including any Legacy Company’s portion of any withholding Taxes on such amounts.

“Transaction Expenses” means the aggregate of (i) all fees, commissions, costs and expenses incurred by or on behalf of Seller or any Legacy Company in connection with the negotiation, execution or performance of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby (or incurred in connection with the transactions hereunder or thereunder) including any of the foregoing payable to legal counsel, accountants, investment bankers, financial advisors, brokers, finders, or consultants, and (ii) any Transfer Taxes, whether such Taxes are assessed initially against Buyer, Seller, any Legacy Company or any of their respective Affiliates.

2.           Other Defined Terms. The following capitalized terms, as used in the Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
2020 PPP Lender	3.26
2020 PPP Loan	3.26
2021 PPP Lender	3.26
2021 PPP Loan	3.26
AAA	7.10
AAA Procedures	7.10
Acquisition Proposal	5.9(a)
Agreement	Preamble
Alternative Transaction	5.9(a)
Annual Meeting	5.11(a)
Bank Account	3.23
Buyer	Preamble
Buyer Material Adverse Effect	4.1
CARES Act	3.26
Change of Recommendation	5.9(e)
Closing	2.1
Closing Date	2.1
Company	Recitals
Company Software	3.13(b)
Company’s Counsel	7.15
Debenture	Recitals
Debt Financing	Recitals
Dispute	7.10
Excluded EdTech Business	5.12
Excluded Name	Preamble
Interim Period	5.8
Leased Premises	3.12
Leases	3.12
License Agreement	1.2
Licensed IP	3.13(c)
Liquidated Foreign Subsidiaries	5.12
Owned IP	3.13(a)
Outside Date	6.1(b)(ii)
Party(ies)	Preamble
Personal Property Leases	3.11
PPP	3.26
PPP Lenders	3.26
PPP Loans	3.26
PPP Loan Forgiveness Amount	3.26
Pre-Closing Transaction Communication	7.15
Proxy Statement	5.11(a)
Public Certifications	3.7(a)
Purchase	Recitals
Purchase Price	1.2
Purchased Shares	1.1
Reorganization	Recitals
Resolution Period	7.10
SBA	3.26
SEC Reports	3.7(a)
Seller	Preamble
Seller Board	Recitals
Seller Board Approval	Recitals
Seller Board Recommendation	Recitals
Seller Disclosure Letter	ARTICLE III
Seller Financials	3.7(b)
Shrink Wrapped Software	3.13(b)
Termination Fee	6.2
Top Customers	3.24
Top Suppliers	3.24
Transaction Board Members	7.15
Transactions	Recitals
Transfer Taxes	5.7(e)

Appendix B-33

D55652-P57986

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

LEGACY EDUCATION ALLIANCE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Peter W. Harper
02) Michel Botbol
03) Cary Sucoff
04) Barry Kostiner

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LEGACY EDUCATION ALLIANCE, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. PO BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 1, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 1, 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D55652-P57986KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.D55653-P57986LEGACY EDUCATION ALLIANCE, INC.Annual Meeting of Stockholders July 2, 2021 9:00 AMThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints James E. May, our General Counsel and Vanessa Guzmán-Clark, our CFO, or either of them, as proxy with full power of substitution, to vote as designated on the reverse side, for director substitutes if any nominees become unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock, par value $0.0001, of Legacy Education Alliance, Inc. that the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on Friday, July 2, 2021, at 9:00 AM ET, at RFA Business Data Center, 2 Manhattanville Rd., Purchase, NY 10577 or any adjournment thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side